Filed Pursuant to Rule 424(b)(2)
Registration No. 333-181063

P R O S P E C T U S    S U P P L E M E N  T

(To prospectus dated May 16, 2012)

$400,000,000

Host Hotels & Resorts, L.P.

3.750% Series D Senior Notes due 2023

We are offering $400 million aggregate principal amount of 3.750% Series D senior notes due 2023. We will pay interest on the Series D senior notes in arrears on April 15 and October 15 of each year, commencing October 15, 2013. The Series D senior notes will mature on October 15, 2023. We have the option to redeem the Series D senior notes in whole or in part at the redemption prices described under the caption “Description of Series D Senior Notes—Optional Redemption” in this prospectus supplement.

The Series D senior notes will be our senior unsecured obligations, will rank equally in right of payment with all of our existing and future senior unsecured indebtedness and will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and to the indebtedness of our subsidiaries. See “Description of Series D Senior Notes—Ranking” in this prospectus supplement.

The Series D senior notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Series D senior notes on any securities exchange or for inclusion of the Series D senior notes in any automated quotation system.

Investing in our Series D senior notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

	Per Note	Total
Public offering price (1)	99.946%	$399,784,000
Underwriting discount	0.650%	$2,600,000
Proceeds, before expenses, to us (1)	99.296%	$397,184,000

(1)	Plus accrued interest from March 28, 2013, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Series D senior notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about March 28, 2013, which is the seventh business day following the date of this prospectus supplement.

Joint Book-Running Managers

J.P. Morgan	Goldman, Sachs & Co.	BofA Merrill Lynch	Deutsche Bank Securities

Senior Co-Managers

BNY Mellon Capital Markets, LLC	Credit Agricole CIB	Scotiabank	Wells Fargo Securities

Junior Co-Managers

Credit Suisse	Morgan Stanley	PNC Capital Markets LLC	RBC Capital Markets	Regions Securities LLC

The date of this prospectus supplement is March 19, 2013

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain registered trademarks, service marks and brand names that are the exclusive property of their respective owners, which are companies other than us, including Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton®, Renaissance®, Westin®, Sheraton®, W®, The Luxury Collection®, St. Regis®, Swissôtel®, Le Meridien®, Novotel®, ibis®, Pullman® and Delta®. None of the owners of these trademarks, service marks or brand names, their affiliates or any of their respective officers, directors, agents or employees, is an issuer or underwriter of the debt securities being offered hereby. In addition, none of such persons has or will have any responsibility or liability for any information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our Series D senior notes. These documents contain important information you should consider before making your investment decision. This prospectus supplement describes the terms of the offer and sale of the Series D senior notes. The accompanying prospectus contains information about our debt securities generally. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

Unless this prospectus supplement otherwise indicates or the context otherwise requires, references to “Host Inc.” mean Host Hotels & Resorts, Inc. and references to “Host L.P.” mean Host Hotels & Resorts, L.P. and its consolidated subsidiaries in cases where it is important to distinguish between Host Inc. and Host L.P. We use the terms “we,” “our” or “the company” to refer to Host Inc. and Host L.P. together, unless the context indicates otherwise. Host Inc. and Host L.P. file combined periodic reports with the Securities and Exchange Commission (the “Commission” or “SEC”), certain of which are incorporated by reference herein. References to “existing senior notes” herein include our Series Q, Series T, Series V, Series X, Series Z, Series B and Series C senior notes outstanding under the indenture under which the Series D senior notes offered hereby will be issued. References to “senior notes” herein include the existing senior notes and any future senior notes that we may issue under that indenture and the Exchangeable Senior Debentures as defined in this prospectus supplement.

S-iii

FORWARD-LOOKING STATEMENTS

Information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements that relate to our future performance and plans, results of operations, capital expenditures, expectations, acquisitions, divestitures and operating costs. Because these forward-looking statements involve numerous known and unknown risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. Forward-looking statements are based on management’s beliefs, assumptions made by, and information currently available to, management that may be incorrect or imprecise and we may not be able to realize them. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

the effect on lodging demand of (i) changes in national and local economic and business conditions, including concerns about global economic prospects and the speed and strength of a recovery, and (ii) other factors such as natural disasters, weather, and the occurrence or potential occurrence of terrorist attacks, all of which will affect occupancy rates at our hotels and the demand for hotel products and services;

•	operating risks associated with the hotel business;

•

the continuing volatility in global financial and credit markets, and the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures and tax reform proposals, which could materially adversely affect the U.S. and global economic conditions, business activity, credit availability, borrowing costs, and lodging demand;

•

the impact of geopolitical developments outside the United States, such as the sovereign credit issues in certain countries in the European Union, or unrest in the Middle East, which could affect the relative volatility of global credit markets generally, global travel and lodging demand, including for our foreign hotel properties;

•	the effect of rating agency downgrades of our debt securities on the cost and availability of new debt financings;

•

the reduction in our operating flexibility and the limitation on our ability to pay dividends and make distributions resulting from restrictive covenants in our debt agreements, which limit the amount of distributions from Host L.P. to Host Inc., and other risks associated with the level of our indebtedness or related to restrictive covenants in our debt agreements, including the risk of default that could occur;

•	our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements, and the effect of renovations on our hotel occupancy and financial results;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with our expectations;

•	relationships with property managers and joint venture partners and our ability to realize the expected benefits of our joint ventures and other strategic relationships;

•

our ability to recover fully under our existing insurance policies for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our properties on commercially reasonable terms;

S-iv

•	the effects of tax legislative action and other changes in laws and regulations, or the interpretation thereof, including the need for compliance with new environmental and safety requirements; and

•

the ability of Host Inc. and each of the real estate investment trust (“REIT”) entities acquired, established or to be established by Host Inc. to continue to satisfy complex rules to qualify as REITs for federal income tax purposes, Host L.P.’s ability to satisfy the rules required to maintain its status as a partnership for federal income tax purposes, and Host Inc.’s and Host L.P.’s ability and the ability of our subsidiaries, and similar entities to be acquired or established by us to operate effectively within the limitations imposed by these rules.

Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” herein and in the accompanying prospectus and under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The Company

Host Hotels & Resorts, Inc. is a Maryland corporation that operates as a self-managed and self-administered REIT. Host Hotels & Resorts, Inc. owns properties and conducts operations through Host Hotels & Resorts, L.P., a Delaware limited partnership, of which Host Hotels & Resorts, Inc. is the sole general partner and in which it holds approximately 98.6% of the partnership interests as of March 15, 2013. Host Inc. has the exclusive and complete responsibility for Host L.P.’s day-to-day management and control.

Host Inc. is the largest lodging REIT and one of the largest owners of luxury and upper upscale hotels. As of March 15, 2013, our consolidated lodging portfolio consisted of 118 primarily luxury and upper upscale hotels containing approximately 62,600 rooms with the majority located in the United States, as well as 15 properties located outside the United States in Canada, New Zealand, Chile, Australia, Mexico and Brazil. In addition, we own non-controlling interests in two foreign joint ventures: a joint venture in Europe, which owns 19 luxury and upper upscale hotels with approximately 6,100 rooms in France, Italy, Spain, The Netherlands, the United Kingdom, Belgium, Poland and Germany; and a joint venture in the Asia/Pacific region, which owns one hotel in Australia and a minority interest in a joint venture in India that owns two hotels and is developing five additional hotels in India.

The address of our principal executive office is 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland 20817. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the Series D senior notes. Many of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Series D senior notes, see the section entitled “Description of Series D Senior Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus. For purposes of this section, references to “we,” “our,” or “us” refer only to Host Hotels & Resorts, L.P. and its successors and not to our subsidiaries.

Issuer	Host Hotels & Resorts, L.P., a Delaware limited partnership.

Securities Offered	$400,000,000 aggregate principal amount of 3.750% Series D senior notes due 2023.

Maturity	October 15, 2023.

Interest	Interest on the Series D senior notes will accrue at an annual rate of 3.750%. We will pay interest on the Series D senior notes in arrears on April 15 and October 15 of each year, commencing October 15, 2013.

Ranking	The Series D senior notes will be senior unsecured obligations, will rank senior to all of our future subordinated indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness, including our Credit Facility (as defined herein) and our existing and future series of senior notes issued pursuant to our Amended and Restated Indenture dated August 5, 1998, as supplemented.

The Series D senior notes and the existing senior notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and to the indebtedness of our subsidiaries. For further information on ranking, see “Risk Factors—The Series D senior notes are effectively subordinated to our secured debt and to the liabilities of our subsidiaries” and “Description of Our Other Indebtedness” in this prospectus supplement and “Description of Debt Securities—Ranking” in the accompanying prospectus.

As of December 31, 2012, as adjusted to give effect to the offering of the Series D senior notes, the use of proceeds therefrom and other anticipated debt repayments, we and our subsidiaries would have had approximately $4.9 billion of total debt. This includes approximately $747 million of debt secured by mortgage liens on various of our hotel properties and related assets of ours and our subsidiaries, and $86 million of other subsidiary debt, all of which is effectively senior to the Series D senior notes. See “Capitalization.” As of December 31, 2012, we had no subordinated indebtedness.

Optional Redemption	The Series D senior notes will be redeemable in whole or in part at any time at our option. If the Series D senior notes are redeemed prior to 90 days before maturity, the redemption price will be 100% of their principal amount, plus the Make-Whole Premium described in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

Within the period beginning on or after 90 days before maturity, we may redeem the Series D senior notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date.

For more details, see the section entitled “Description of Series D Senior Notes—Optional Redemption.”

Certain Covenants	The indenture governing the Series D senior notes, among other things, restricts our ability and the ability of our subsidiaries to:

•	incur additional secured and unsecured indebtedness without satisfying certain financial metrics; and

•	sell all or substantially all assets or merge with or into other companies.

These limitations are subject to important exceptions and qualifications. See “Description of Series D Senior Notes” in this prospectus supplement and “Description of Debt Securities—Covenants” in the accompanying prospectus.

No Limitation on Incurrence of Indebtedness	Subject to compliance with covenants relating to our aggregate debt, maintenance of total unencumbered assets, debt service and secured aggregate debt, the indenture does not limit the amount of debt that we may issue under the indenture or otherwise.

Guarantees	The Series D senior notes will not be guaranteed by Host Inc. or any of our direct or indirect subsidiaries. Under certain circumstances, certain of our direct and indirect subsidiaries, in the future, may be required to guarantee the Series D senior notes, as well as certain of our other outstanding indebtedness, including the existing senior notes and the current Credit Facility. Even if we are required to provide for subsidiary guarantors in the future, those subsidiaries may be released without the consent of holders under certain circumstances. See “Description of Series D Senior Notes—Springing Guarantees and Pledges—Guarantees” in this prospectus supplement and “Description of Debt Securities—Future Guarantees” in the accompanying prospectus.

Security	The Series D senior notes will not be secured by pledges of equity interests in any of our subsidiaries or otherwise. Under certain circumstances, certain of our direct and indirect subsidiaries, in the future, may be required to pledge their equity interests as security for the Series D senior notes, as well as certain of our other outstanding indebtedness, including the existing senior notes and the current Credit Facility. Even if our subsidiaries are required to provide security in the future, such security may be released without the consent of holders under certain circumstances. See “Description of Series D Senior Notes—Springing Guarantees and Pledges—Pledges” in this prospectus supplement and “Description of Debt Securities—Security” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the Series D senior notes, together with cash on hand, to redeem all of the outstanding $400 million aggregate principal amount of 9% Series T senior notes due 2017 at an aggregate redemption price of $418 million. Pending application of the net proceeds, we may invest the net proceeds in short-term securities. See “Use of Proceeds” in this prospectus supplement.

Absence of Public Market	The Series D senior notes are new securities. We cannot assure you that any active or liquid market will develop for the Series D senior notes. See “Underwriting—New Issue of Notes” in this prospectus supplement.

Other Relationships	JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the syndication agent and a lender under our Credit Facility. Additionally, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., is a senior managing agent and a lender, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the administrative agent, collateral agent and a lender and Deutsche Bank AG New York Branch, an affiliate of Deutsche Bank Securities Inc., is a documentation agent and a lender under our Credit Facility. Certain of the other underwriters or their affiliates are also lenders under our Credit Facility. The Bank of New York Mellon, an affiliate of BNY Mellon Capital Markets, LLC, also acts as trustee for our existing senior notes. Those underwriters or their affiliates who have a lending relationship with us routinely hedge, and may, in the future, hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series D senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series D senior notes offered hereby. Certain of the underwriters or their affiliates also hold our 9% Series T senior notes due 2017 and, as a result of the redemption thereof as set forth under the heading “Use of Proceeds” in this prospectus supplement, may receive a portion of the net proceeds from this offering.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-6 of this prospectus supplement and set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, as well as the risk factors discussed in the periodic reports and other documents we file from time to time with the Commission and which we incorporate into this prospectus supplement by reference.

Trustee	The Bank of New York Mellon.

RISK FACTORS

Your investment in our Series D senior notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequently filed periodic reports which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in our series D senior notes is suitable for you.

The Series D senior notes are effectively subordinated to our secured debt and to the liabilities of our subsidiaries.

The Series D senior notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness, which currently includes our existing senior notes and indebtedness under our Credit Facility (which would be equal in right of payment to the Series D senior notes offered hereby), including the $500 million credit facility term loan entered into in July 2012. However, the Series D senior notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The indenture governing the Series D senior notes places limitations on our ability to incur secured indebtedness, but does not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the Series D senior notes, until such secured indebtedness is satisfied in full. As of December 31, 2012, we had outstanding approximately $993 million of indebtedness that is secured by mortgage liens on various of our hotel properties and related assets.

The Series D senior notes will also be effectively subordinated to all existing and future unsecured and secured liabilities of our subsidiaries. Therefore holders of our debt, including the Series D senior notes, will be subject to the prior claims of each of such subsidiary’s creditors, including trade creditors. As of December 31, 2012, we had outstanding approximately $86 million of other subsidiary debt and approximately $41 million of cash liabilities (not including mortgage debt) that is effectively senior to the Series D senior notes offered hereby.

The terms of our debt place restrictions on us and our subsidiaries, reducing operational flexibility and creating default risks.

The indenture governing the Series D senior notes will contain covenants that place restrictions on us and our subsidiaries, and will, among other things, restrict our ability and the ability of our subsidiaries to:

•	incur additional secured and unsecured indebtedness without satisfying certain financial metrics; and

•	conduct acquisitions, mergers or consolidations unless the successor entity in such transaction assumes our indebtedness.

In addition to the above listed covenants, certain covenants in our Credit Facility place restrictions on our ability and the ability of our subsidiaries to:

•	sell assets without using the proceeds from such sales for certain permitted uses or to make an offer to repay or repurchase outstanding indebtedness;

•	make distributions without satisfying certain financial metrics; and

•	conduct transactions with affiliates other than on an arm’s-length basis and, in certain instances, without obtaining opinions as to the fairness of such transactions.

Additionally, certain covenants in our Credit Facility require us and our subsidiaries to meet financial performance tests. The restrictive covenants in our indenture, our Credit Facility and the documents governing our other debt (including our mortgage debt) will reduce our flexibility in conducting our operations and will limit our ability to engage in activities that may be in our long-term best interest. Failure to comply with these restrictive covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of our debt. For a detailed description of the covenants and restrictions imposed by the documents governing our indebtedness, see “Description of Other Indebtedness” and “Description of Series D Senior Notes.”

The terms of our Series D senior notes contain different, and in some cases less restrictive, covenants than our existing senior notes, including with respect to an offer to repurchase in the event of a change of control.

Our existing senior notes require that upon the occurrence of certain change of control events, we will be required to offer to repurchase all of those existing series of our senior notes. However, the Series D senior notes will not have this requirement. In addition, a change of control will be an event of default under our Credit Facility. We may not have sufficient funds to pay for such a required repurchase, and we may not be able to arrange for the financing necessary to make those payments on favorable terms or at all. Our failure to pay amounts due in respect of a change of control may constitute an event of default under the existing senior notes, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full. Moreover, any acceleration of or default in respect of the existing senior notes could, in turn, constitute an event of default under other debt instruments or agreements, including the Series D senior notes, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the Series D senior notes when due and could prevent us from making those payments altogether.

Additionally, our existing senior notes currently have an investment grade rating from both Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”). However, in the event that our existing senior notes are no longer rated investment grade by either or both of Moody’s and Standard & Poor’s, covenants applicable to the existing senior notes will become more restrictive in certain cases than the covenants applicable to the Series D senior notes. For example, we may be required to use proceeds from asset sales to pay down the Credit Facility or repurchase the existing senior notes, but not the Series D senior notes offered hereby. For a more detailed description of the covenants that will be reinstated in the event that the existing senior notes are no longer rated investment grade by either or both of Moody’s and Standard & Poor’s, see “Description of Other Indebtedness—Senior Notes—Restrictive Covenants.” The reinstatement of the covenants under our existing senior notes may reduce our flexibility in conducting our operations and our ability to engage in activities will be more restricted. The failure to comply with these more restrictive covenants could result in the acceleration of all or a substantial portion of our debt.

The Series D senior notes or a future guarantee thereof may be deemed a fraudulent transfer.

Our obligations under the Series D senior notes may be subject to review under the Federal bankruptcy laws and comparable provisions of state fraudulent transfer laws in the event of our bankruptcy or other financial difficulty. Our Series D senior notes could be voided or claims under the Series D senior notes could be subordinated to all our other debts if, among other things, we, at the time we incurred the indebtedness:

(1)	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

(2)	either:

(a)	were insolvent or rendered insolvent by reason of such incurrence;

(b)	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

(c)	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

Although the Series D senior notes are not guaranteed by any of our direct or indirect subsidiaries, in the event that Host L.P.’s leverage ratio exceeds 6.0x for two consecutive fiscal quarters at a time Host L.P. does not have an investment grade long-term unsecured debt rating, then the Series D senior notes would be guaranteed based on the terms of the Credit Facility and the requirement under the indenture governing the Series D senior notes that the Series D senior notes are guaranteed on a pro rata basis. The guarantees under the Series D senior notes may be subject to review under the same laws as the Series D senior notes in the event of a guarantor’s bankruptcy or other financial difficulty. In that event, if a court were to find that when the guarantee was issued by such guarantor, the factors in clauses (1) and (2) above applied to such guarantor, or that the guarantee was issued with actual intent to hinder, delay or defraud creditors, the court could cause any payment by that guarantor pursuant to its guarantee to be voided and returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In such event, the Series D senior notes would be structurally subordinated to the indebtedness and other liabilities of such subsidiary.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, Host L.P. or a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•

the present fair value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We can offer no assurance as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

There is no established trading market for the Series D senior notes and there may be limited trading of the Series D senior notes.

The Series D senior notes are a new issue of securities with no established trading market and we do not intend to have the Series D senior notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. We have been informed by the underwriters that they intend to make a market in the Series D senior notes after this offering is completed. However, the underwriters are not obligated to do so and may cease their market-making at any time without notice. The liquidity of the trading market in the Series D senior notes and the market price quoted for the Series D senior notes may be adversely affected by:

•	changes in the overall market for investment grade securities;

•	changes in our financial performance or prospects;

•	prospects for companies in our industry generally;

•	the number of holders of the Series D senior notes;

•	the interest of securities dealers in making a market for the Series D senior notes;

•	prevailing interest rates; and

•	the credit rating of our indebtedness, including the Series D senior notes.

As a result, we cannot assure you that an active trading market will develop for the Series D senior notes. If there is limited trading of the Series D senior notes, this may adversely affect the price at which you can sell your Series D senior notes and your ability to sell at the time you want to sell.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the Series D senior notes will be approximately $396 million, after deducting the underwriting discount, fees and expenses payable by us.

We intend to use the net proceeds from the sale of the Series D senior notes, together with cash on hand, to redeem all of the outstanding $400 million aggregate principal amount of our 9% Series T senior notes due 2017 at an aggregate redemption price of $418 million. Pending application of the net proceeds, we may invest the net proceeds in short-term securities. Certain of the underwriters or their affiliates hold our 9% Series T senior notes due 2017 and, as a result of the redemption thereof using the net proceeds of this offering, may receive a portion of the net proceeds of this offering. See “Underwriting—Other Relationships.”

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED OPERATING PARTNERSHIP UNIT DISTRIBUTIONS

The following table shows our ratio of earnings to fixed charges and preferred OP Unit distributions for the periods indicated (in millions, except ratio amounts).

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges and preferred OP Unit distributions (a) (b) (c)	1.1	—	—	—	1.8
Deficiency of earnings to fixed charges and preferred OP Unit distributions (b) (c)	$—	$(12)	$(159)	$(208)	$—

(a)	The ratio is calculated as the sum of pre-tax income from continuing operations before adjustments for non-controlling interest and income (loss) from equity investments plus amortization of capitalized interest, distributions from equity investments and fixed charges less capitalized interest and distributions on preferred OP Units divided by fixed charges which is the sum of interest expensed and capitalized, distributions on preferred OP Units and the estimate of interest within rental expense.
(b)	The years ended December 31, 2012, 2011, 2010, 2009 and 2008 include depreciation and amortization expense of $751 million, $638 million, $582 million, $603 million and $544 million, respectively.
(c)	Under the terms of the indenture applicable to the Series D senior notes as well as our existing senior notes (which apply generally accepted accounting principles as of August 5, 1998, the date of the indenture), the additional non-cash interest expense to be recorded as a result of the implementation of an accounting requirement regarding convertible debt instruments that may be settled in cash upon conversion (approximately $17 million for the year ended December 31, 2012) will not be included in the definition of “interest expense” as that term is used in the various restrictive covenants to which such senior notes are subject under the indenture. The additional non-cash interest expense is, however, included in the GAAP determination of the ratios of earnings to fixed charges and preferred OP Unit distributions calculated above.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2012, on an actual basis and on an as adjusted basis to give effect to:

•

the estimated $396 million of net proceeds from this offering and use of proceeds therefrom, together with cash on hand, to redeem all of the outstanding $400 million aggregate principal amount of 9% Series T senior notes due 2017 at an aggregate redemption price of $418 million;

•	the January 2013 sale of the Atlanta Marriott Marquis, for net proceeds of $276 million;

•	the repayment of $100 million on our Credit Facility in February 2013;

•	the expected conversion in March 2013 of all $175 million of 3.25% Exchangeable Senior Debentures due 2024 (the “2004 Debentures”) to shares of Host Inc. common stock; and

•	the expected repayment of the $246 million, 4.75% mortgage loan on the Orlando World Center Marriott in May 2013.

	As of December 31, 2012
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents (1)	$417	$313

6 3/4% Series Q senior notes due June 2016	$550	$550
9% Series T senior notes due May 2017 (2)	391	—
6% Series V senior notes due November 2020	500	500
5 7/8% Series X senior notes due June 2019	497	497
6% Series Z senior notes due October 2021	300	300
5 1/4% Series B senior notes due March 2022	350	350
4 3/4% Series C senior notes due March 2023	450	450
2004 Exchangeable Senior Debentures due April 2024 (3)	175	—
2009 Exchangeable Senior Debentures due October 2029	356	356
3.750% Series D senior notes due 2023 offered hereby (4)	—	400

Total senior notes	3,569	3,403
Credit facility	263	163
Term loan	500	500
Mortgage debt (5)	993	747
Other	86	86

Total debt	$5,411	$4,899

Limited partnership interest of third parties	$158	$158
Host L.P. capital:
General partner	1	1
Limited partner	6,812	6,965
Accumulated other comprehensive income	12	12

Total of Host L.P. capital (6)	6,825	6,978
Non-controlling interests- consolidated partnerships	34	34

Total capital	6,859	7,012

Total capitalization	$12,428	$12,069

(1)	As adjusted cash and cash equivalents reflects the following:

Balance at December 31, 2012	$417
Issuance of Series D senior notes (4)	396
Redemption of Series T senior notes (2)	(430)
Sale of the Atlanta Marriott Marquis	276
Repayment of the Orlando World Center Marriott mortgage (5)	(246)
Repayment on the Credit Facility	(100)

As Adjusted balance at December 31, 2012	$313

(2)	Reflects the redemption of $400 million of our 9% Series T senior notes due 2017 with proceeds from this offering and cash on hand. The cash payment reflects the $400 million of the principal redeemed, $18 million of cash prepayment premiums and accrued interest of approximately $12 million from the last interest payment date of January 15, 2013.
(3)	On February 26, 2013, Host L.P. gave notice that it intends to redeem the remaining $175 million in outstanding principal amount of the 2004 Debentures. The redemption date for the 2004 Debentures is March 28, 2013 pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on February 26, 2013. The current exchange price is 67.4215 shares of Host Inc. common stock per $1,000 principal amount of 2004 Debentures (which is equivalent to an exchange price of $14.83 per share). Based on the exchange price, we expect that holders of 2004 Debentures will elect to exchange their 2004 Debentures for shares of Host Inc. common stock rather than receive the cash redemption price as long as the common stock price ($17.73 per share as of March 15, 2013) exceeds $14.83.
(4)	Reflects the issuance of $400 million of 3.750% Series D senior notes due 2023 offered hereby. The cash proceeds are net of $4 million of expected offering expenses.
(5)	Reflects the anticipated repayment of the $246 million 4.75% mortgage secured by the Orlando World Center Marriott in May 2013.
(6)	The increase in Host L.P. capital reflects the following:

Balance at December 31, 2012	$6,825
Estimated costs for the redemption of 9% Series T senior notes (a)	(43)
Gain on disposition of the Atlanta Marriott Marquis	21
Conversion of 2004 Debentures to shares of Host Inc. common stock	175

As Adjusted balance at December 31, 2012	$6,978

(a)	Includes accelerated amortization of deferred financing costs and original issue discounts of $13 million, the anticipated 2013 interest expense of $12 million and redemption costs of $18 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

General. On November 22, 2011, we entered into a senior revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Wells Fargo Bank, N.A., Deutsche Bank AG New York Branch and The Bank of Nova Scotia as co-documentation agents, and certain other agents and lenders. The Credit Facility allows for revolving borrowings in an aggregate principal amount of up to $1,000,000,000, including a foreign currency subfacility for Canadian Dollars, Australian Dollars, New Zealand Dollars, Japanese Yen, Euros and British Pounds Sterling of up to the foreign currency equivalent of $500,000,000, subject to a lower amount in the case of New Zealand Dollar borrowings. The Credit Facility also provides an option for Host L.P. to increase the aggregate principal amount of the Credit Facility by up to $500,000,000, subject to obtaining additional loan commitments and satisfaction of certain conditions, and provides a subfacility of up to $100,000,000 for swingline borrowings and a subfacility of up to $100,000,000 for issuances of letters of credit. The Credit Facility has an initial scheduled maturity of November 2015 with an option for Host L.P. to extend the term for one additional year, subject to certain conditions, including the payment of an extension fee.

Credit Facility Term Loan. On July 25, 2012, we expanded the Credit Facility to add a new term loan in an aggregate principal amount of $500,000,000 (the “Term Loan”). The Term Loan was established through an exercise of the option under the Credit Facility to increase the amount of the facility by up to $500,000,000. We also amended the Credit Facility to retain the ability to exercise this option in the future for up to an additional $500,000,000 of commitments, subject to obtaining additional loan commitments and the satisfaction of the other conditions specified in the Credit Facility.

The Term Loan will mature in July 2017. The maturity date of the revolving loan commitments under the Credit Facility remains unchanged. The Term Loan does not require any scheduled amortization payments prior to maturity. We will pay interest on the Term Loan at floating interest rates plus a margin ranging from (i) 165 to 265 basis points (depending on Host L.P.’s consolidated leverage ratio) or (ii) following the date on which Host L.P.’s long-term unsecured debt rating is investment grade and Host L.P. elects ratings-based pricing, 115 to 200 basis points (depending on Host L.P.’s unsecured long-term debt rating). The Term Loan is otherwise subject to the same terms and conditions as those in the Credit Facility regarding subsidiary guarantees and pledges of security interests in subsidiaries, operational covenants, financial covenants and events of default (as discussed below).

Collateral and Guarantees. The Credit Facility does not currently include any subsidiary guarantees or pledges of equity interests in our subsidiaries or any other security, and the guarantees and pledges are required only in the event that Host L.P.’s leverage ratio exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating. In the event that such guarantee and pledge requirement is triggered, the guarantees and pledges would ratably benefit the Credit Facility, as well as the notes outstanding under Host L.P.’s senior notes indenture (including the Series D senior notes offered hereby), interest rate and currency hedges and certain other hedging and bank product arrangements with lenders that are parties to the Credit Facility. Even if triggered, the guarantees and pledges would only be required by certain U.S. and Canadian subsidiaries of Host L.P. and a substantial portion of our subsidiaries would not provide guarantees or pledges of equity interests. Further, if at any time our leverage ratio falls below 6.0x for two consecutive fiscal quarters or Host L.P. has an investment grade long-term unsecured debt rating, such guarantees and pledges may be released. As of December 31, 2012, our leverage ratio was 4.2x.

Prepayments. Voluntary prepayments of the loans under the Credit Facility are permitted in whole or in part without premium or penalty. The loans under the Credit Facility are required to be prepaid in the event that asset sales reduce adjusted total assets (using undepreciated real estate book values) to below $10 billion if we do not reinvest the proceeds of those asset sales in new investments. At December 31, 2012, we had adjusted total assets, as defined in our Credit Facility, of approximately $19 billion.

Financial Covenants. The Credit Facility contains covenants concerning allowable leverage, fixed charge coverage and unsecured interest coverage. We are permitted to make borrowings and maintain amounts outstanding under the Credit Facility so long as our leverage ratio is not in excess of 7.25x, our unsecured coverage ratio is not less than 1.75x and our fixed charge coverage ratio is not less than 1.25x. The financial covenants for the Credit Facility do not apply when there are no borrowings outstanding under the Credit Facility. Hence, so long as there are no amounts outstanding and if the Term Loan is repaid, we would not be in default if we do not satisfy the financial covenants and we do not lose the potential to draw under the Credit Facility in the future if we were ever to come back into compliance with the financial covenants. These calculations are performed based on pro forma results for the prior four fiscal quarters giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the Credit Facility, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the Credit Facility, amortization of debt premiums or discounts that were recorded at acquisition of a loan to establish the debt at fair value and non-cash interest expense due to the implementation in 2009 of accounting standards relating to our exchangeable debentures, all of which are included in interest expense on our consolidated statement of operations. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept under which cash and cash equivalents in excess of $100 million is deducted from our total debt balance.

The following table summarizes the financial tests contained in the Credit Facility:

Credit Facility Financial Covenant Levels
Minimum unsecured interest coverage ratio (a)	Maximum leverage ratio	Minimum fixed charge coverage ratio
1.75x	7.25x	1.25x

(a)	If, at any time, our leverage ratio is above 7.0x, our minimum unsecured interest coverage ratio will decrease to 1.5x.

As of December 31, 2012, our leverage ratio was 4.2x, our fixed charge coverage ratio was 3.2x and our unsecured interest coverage ratio was 4.7x. Accordingly, we were in compliance with all of our financial covenants under the Credit Facility as of December 31, 2012.

Interest and Fees. We pay interest on revolver borrowings under the Credit Facility at floating rates equal to LIBOR plus a margin either (i) ranging from 175 to 275 basis points (depending on Host L.P.’s consolidated leverage ratio) or (ii) following the date on which Host L.P.’s long-term unsecured debt rating is investment grade and Host L.P. elects ratings-based pricing, ranging from 100 to 160 basis points (depending on Host L.P.’s unsecured long-term debt rating). Based on our leverage ratio at December 31, 2012 of 4.2x, we can borrow at a rate of LIBOR plus 200 basis points. While we are using leverage-based pricing, to the extent that amounts under the Credit Facility remain unused, we pay a quarterly commitment fee on the unused portion of the loan commitment of 25 to 35 basis points, depending on our average revolver usage during the applicable period. Upon attainment of an investment grade long-term unsecured debt rating and election of ratings-based pricing, in lieu of paying an unused commitment fee, we would instead pay a facility fee ranging from 15 basis points to 40 basis points depending on our rating and regardless of usage. The interest rate margin on the Term Loan can range from 165 to 265 basis points (depending on Host L.P.’s consolidated leverage ratio) or, under certain circumstances, in the event that Host L.P.’s long-term unsecured debt rating is investment grade, from 115 to 200 basis points.

Other Covenants and Events of Default. The Credit Facility contains restrictive covenants on customary matters. Certain covenants become less restrictive at any time that our leverage ratio falls below 6.0x, as is currently the case. The Credit Facility also includes usual and customary events of default for facilities of this nature, and provides that, upon the occurrence and continuance of an event of default, payment of all amounts payable under the Credit Facility may be accelerated and the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility will automatically become due and payable and the lenders’ commitments will automatically terminate.

Senior Notes

As of December 31, 2012, we had the following series of existing senior notes and Exchangeable Senior Debentures outstanding:

Principal Amount (in millions)
6 3/4% Series Q senior notes due 2016	$550
9% Series T senior notes due 2017(1)	391
6% Series V senior notes due 2020	500
5 7/8% Series X senior notes due 2019	497
6% Series Z senior notes due 2021	300
5 1/4% Series B senior notes due 2022	350
4 3/4% Series C senior notes due 2023	450
3 1/4% Exchangeable Senior Debentures due 2024	175
2 1/2% Exchangeable Senior Debentures due 2029 (2)	356

Total (2)	$3,569

(1)	All of our outstanding $400 million aggregate principal amount of 9% Series T senior notes due 2017 will be redeemed with proceeds from this issuance and with cash on hand. The cash payment reflects the $400 million of the principal redeemed, $18 million of cash prepayment premiums and accrued interest of approximately $12 million, from the last interest payment date of January 15, 2013.
(2)

As a result of the 2009 implementation of an accounting requirement for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), the principal balance for our 2 1/2% Exchangeable Senior Debentures has been reduced by $44 million with an offsetting increase to equity. The decline in principal reflects the unamortized discount balance related to the implementation of the accounting requirement. The face amount of the 2 1/2% Exchangeable Senior Debentures was $400 million at December 31, 2012. The face value of the total senior notes outstanding, plus the original issue discounts of approximately $12 million and the $44 million described above, is approximately $3.6 billion as of December 31, 2012.

General. The following summary is a description of the material provisions of the indentures governing our existing senior notes, which we refer to collectively as the “senior notes indenture.” We pay interest on each series of our existing senior notes semi-annually in arrears at the respective annual rates indicated on the table above. Under the terms of our senior notes indenture, our existing senior notes are equal in right of payment with all of our senior unsecured indebtedness and senior to all of our subordinated obligations.

Pledges and Guarantees. Under the senior notes indenture, all Host L.P. subsidiaries which guarantee Host L.P. debt are required to similarly guarantee debt issuances under the senior notes indenture. Also, to the extent the equity of any subsidiaries of Host L.P. is pledged to secure borrowings under the Credit Facility, such collateral is likewise required to secure senior note issuances under the senior notes indenture. While the Credit Facility currently does not include any subsidiary guarantees or pledges of equity interests, such guarantees and pledges of equity interests will subsequently be required in the event that Host L.P.’s leverage ratio exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating. In the event that such guarantee and pledge requirement is triggered, the guarantees and pledges would ratably benefit the Credit Facility, as well as the senior notes issued under the senior notes indenture and certain hedging and bank product arrangements with lenders that are parties to the Credit Facility. If triggered, the guarantees and pledges would only be required by certain U.S. and Canadian subsidiaries of Host

L.P. and a substantial portion of our subsidiaries would not provide guarantees or pledges of equity interests. Further, if at any time our leverage ratio falls below 6.0x for two consecutive fiscal quarters or Host L.P. has an investment grade long-term unsecured debt rating, such guarantees and pledges may be released without the consent of the holders of senior notes.

Restrictive Covenants. Currently, the existing senior notes have an investment grade rating from both Moody’s and Standard & Poor’s. As a result, many of the restrictive covenants described herein and contained in the indenture and the supplemental indentures governing such series are not applicable, as they do not apply for so long as such series of notes maintain an investment grade rating from both Moody’s and Standard & Poor’s. The primary covenants that continue to apply to our existing senior notes:

•	restrict our ability to sell all or substantially all assets or merge with or into other companies; and

•	require us to make an offer to repurchase the existing senior notes then currently outstanding upon the occurrence of a change of control.

If the existing senior notes are no longer rated investment grade by either or both of Moody’s and Standard & Poor’s, then the following covenants and other restrictions will be reinstated for the existing senior notes, but will not apply to the Series D senior notes offered hereby:

•

our ability to incur indebtedness and make distributions is subject to restrictions and the satisfaction of various conditions, including the achievement of an EBITDA-to-interest coverage ratio of at least 2.0x. We are able to make distributions to enable Host Inc. to pay dividends on its preferred stock, if any, under the senior notes indenture when our EBITDA-to-interest coverage ratio is above 1.7 to 1.0. This ratio is calculated in accordance with the terms of our senior notes indenture applicable to our existing senior notes based on pro forma results for the four prior fiscal quarters giving effect to transactions such as acquisitions, dispositions and financings, as if they occurred at the beginning of the period. Interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the Credit Facility, amortization of debt premiums or discounts that were recorded at acquisition of a loan to establish the debt at fair value, and, during the year ended December 31, 2012, approximately $17 million of non-cash interest, which represents expense recorded as a result of the implementation in 2009 of an accounting requirement relating to our outstanding Exchangeable Senior Debentures. These amounts are included in interest expense on our consolidated statements of operations;

•

other covenants limiting our ability to incur indebtedness and make distributions include maintaining total indebtedness of less than 65% of adjusted total assets (using undepreciated real estate values) excluding intangible assets, and maintaining secured indebtedness and subsidiary indebtedness of less than 45% of adjusted total assets. So long as we maintain the required level of interest coverage and satisfy these and other conditions in the senior notes indenture applicable to our existing senior notes, we may make preferred or common OP Unit distributions and incur additional debt, including debt incurred in connection with an acquisition. Even if we are below the coverage levels otherwise required to incur debt and make distributions, we are still permitted to incur certain types of debt, including (i) credit facility debt, (ii) refinancing debt, (iii) up to $400 million of mortgage debt whose proceeds would be used to repay debt under the credit facility (and permanently reduce our ability to borrow under the credit facility by such amount), and (iv) up to $150 million of other debt. We will also be permitted to make distributions of estimated taxable income that are necessary to maintain Host Inc.’s REIT status;

•

a requirement to maintain unencumbered assets (as defined in the senior notes indenture applicable to the existing senior notes as undepreciated property value) of not less than 125% of the aggregate amount of senior note debt plus other debt not secured by mortgages. This coverage requirement must be maintained at all times and is distinct from the coverage requirements necessary to incur debt or make distributions discussed above (whose consequences, where we fall below the coverage level, are limited to restricting our ability to incur new debt or make distributions, but which would not otherwise cause a default under our senior notes indenture); and

•

our ability to make distributions on, redeem or repurchase our OP Units; permit payment or distribution restrictions on certain of our subsidiaries; sell assets; enter into transactions with affiliates; and create certain liens will be restricted.

The following table summarizes the actual credit ratios for our existing senior notes as of December 31, 2012 and the covenant requirements contained in the senior notes indenture that, while not currently applicable to the existing senior notes, would be applicable at such times as our existing senior notes are no longer rated investment grade by either or both of Moody’s and Standard & Poor’s:

	Actual Ratio	Covenant Requirement
Total indebtedness to total assets	28%	Maximum ratio of 65%
EBITDA-to-interest coverage ratio	4.3x	Minimum ratio of 2.0x
Secured indebtedness to total assets	5%	Maximum ratio of 45%
Unencumbered assets tests	385%	Minimum ratio of 125%

Differences Between the Series D Senior Notes and our Existing Senior Notes. The covenants and restrictions under the indenture applicable to our Series D senior notes are different than the covenants and restrictions (and related defined terms included therein) applicable to our existing senior notes. The existing senior notes currently have an investment grade rating from both Moody’s and Standard & Poor’s and, as such, certain of the covenants that were applicable to the existing senior notes upon their issuance are no longer applicable. Currently, the only covenants applicable to the existing senior notes (i) limit our ability to sell all or substantially all assets or merge with or into other companies and (ii) require us to make an offer to repurchase the existing senior notes then currently outstanding upon the occurrence of a change of control. In the event that the existing senior notes are no longer rated investment grade by either or both of Moody’s and Standard & Poor’s, the covenants set forth above under the caption “—Restrictive Covenants” shall be reinstated. The covenants applicable to the Series D senior notes are limited primarily to a limitation on incurrence of indebtedness covenant. Under the indenture governing the Series D senior notes, we will not be limited in the amount of debt that we are able to incur so long as we are able to satisfy the following tests:

•	Aggregate Debt Test. Our total indebtedness shall not exceed 65% of our total assets;

•	Debt Service Test. Our ratio of consolidated EBITDA to interest expense will be at least 1.5:1;

•	Secured Debt Test. Our secured indebtedness will not exceed 40% of our total assets; and

•	Maintenance of Total Unencumbered Assets. Our total unencumbered assets will not be less than 150% of our outstanding unsecured debt.

Also, unlike our existing senior notes, the indenture applicable to our Series D senior notes will not require us to make an offer to repurchase the Series D senior notes upon the occurrence of a change of control. For a more detailed description of the terms and conditions of the Series D senior notes, see the section entitled “Description of Series D Senior Notes” in this prospectus supplement.

2009 Exchangeable Senior Debentures. On December 22, 2009, we issued $400 million of 2 1/2% Exchangeable Senior Debentures (the “2009 Debentures”) and received proceeds of $391 million, net of underwriting fees and expenses. The 2009 Debentures mature on October 15, 2029 and are equal in right of payment with all of our other senior notes. Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. Holders have the right to require us to repurchase the 2009 Debentures on October 15, 2015, October 15, 2019 and October 15, 2024 for cash equal to 100% of the principal amount plus accrued interest. Holders may exchange their 2009 Debentures prior to maturity under certain conditions, including at any time at which the closing sale price of Host Inc.’s common stock is more than 130% of the exchange price per share for at least 20 of 30 consecutive trading days during certain periods or any time up to two days prior to the date on which the debentures have been called for redemption. On exchange, we must deliver cash, shares of Host Inc.’s common stock or a combination thereof at our option in an amount equal to the exchange value (which is the applicable exchange rate multiplied by the average exchange price of Host Inc.’s common stock). The exchange rate as of December 31, 2012 was 72.8701 shares of Host Inc.’s common stock for each $1,000 of principal amount of the 2009 Debentures, which is equivalent to an exchange price of $13.72 per share of Host Inc.’s common stock. Upon issuance of such shares by Host Inc., we will issue to Host Inc. common OP Units based on the current conversion ratio. The exchange rate is adjusted for certain circumstances, including the payment of common dividends by Host Inc. We can redeem for cash all or part of the 2009 Debentures at any time on or after October 20, 2015 upon 15 days’ notice at a redemption price of 100% of the principal amount plus accrued interest. If we elect to redeem the debentures and the exchange value exceeds the cash redemption price, we would expect holders to elect to exchange their 2009 Debentures at the exchange value described above rather than receive the cash redemption price. The 2009 Debentures are not currently exchangeable.

2004 Exchangeable Senior Debentures. On March 16, 2004, we issued $500 million of 3 1/4% Exchangeable Senior Debentures and received proceeds of $484 million, net of discounts, underwriting fees and expenses. As of December 31, 2012, we have $175 million of the 2004 Debentures outstanding. The outstanding 2004 Debentures mature on April 15, 2024 and are equal in right of payment with all of our other senior notes. Interest is payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year. Holders have the right to require us to repurchase the 2004 Debentures on April 15, 2014 and April 15, 2019 for cash equal to 100% of the principal amount. Holders may exchange their 2004 Debentures prior to maturity under certain conditions, including at any time at which the closing sale price of Host Inc.’s common stock is more than 120% of the exchange price per share for at least 20 of 30 consecutive trading days during certain periods or any time up to two days prior to the date on which the 2004 Debentures have been called for redemption. The exchange rate as of December 31, 2012 was 67.4215 shares for each $1,000 of principal amount of the 2004 Debentures (which is equivalent to an exchange price of $14.83 per share). Upon issuance of such shares by Host Inc., we will issue to Host Inc. an equivalent number of common OP Units. The exchange rate may be adjusted under certain circumstances, including the payment of common dividends. On February 26, 2013, we gave notice that we intend to redeem the remaining $175 million of our 2004 Debentures on March 28, 2013. The redemption price will be 100.000% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. Because we have called the 2004 Debentures for redemption, they are currently exchangeable through March 26, 2013, which is the second business day prior to the redemption date. Based on the current exchange price, we expect that holders will elect to exchange their 2004 Debentures for shares of Host Inc. common stock rather than receive the cash redemption price so long as the common stock price ($17.73 per share as of March 15, 2013) exceeds $14.83 per share. Assuming that all holders elect to exchange their 2004 Debentures for shares of Host Inc. common stock, Host Inc. expects to issue approximately 11.8 million shares of common stock. Host Inc. will issue the shares of common stock in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The following chart details our outstanding Exchangeable Senior Debentures as of December 31, 2012:

	Maturity date	Next put option date	Redemption date	Outstanding principal amount	Current exchange rate for each $1,000 of principal	Current equivalent exchange price	Exchangeable share equivalents
				(in millions)	(in shares)		(in shares)
2009 Debentures	10/15/2029	10/15/2015	10/20/2015	$400	72.8701	$13.72	29.1 million
2004 Debentures(1)	4/15/2024	4/15/2014	4/19/2009	175	67.4215	14.83	11.8 million

Principal amount outstanding at December 31, 2012				$575

(1)	On February 26, 2013, we gave notice that we intend to redeem the remaining $175 million of our 2004 Debentures on March 28, 2013.

Mortgage and Other Debt

As of December 31, 2012, we had 14 assets that were encumbered by mortgage debt. Substantially all of our mortgage debt is recourse solely to specific assets except in instances of fraud, misapplication of funds and other customary recourse provisions. As of December 31, 2012, secured debt represented approximately 18% of our total debt and our aggregate secured debt had an average interest rate of 4.5% and an average maturity of 1.9 years.

Mortgage Debt of Consolidated and Unconsolidated Partner Interests

For the entities that we consolidate in our financial statements that have third party non-controlling partnership interests, the proportion of mortgage debt that is attributable to the minority owners, based on their percentage of ownership of the partnerships, was approximately $67 million as of December 31, 2012. Additionally, we have non-controlling interests in partnerships and joint ventures that are not consolidated and are accounted for under the equity method. The proportion of the mortgage and other debt of these partnerships attributable to us, based on our percentage of ownership of the partnerships, was $461 million at December 31, 2012. This debt balance is attributable to our approximately one-third ownership interest in the European joint venture and our 25% interest in the Asia/Pacific joint venture. The mortgage debt related to our European joint venture hotels contains operating covenants that could result in the joint venture being required to escrow cash from operations or make principal repayments without penalty. Certain mortgage debt of the European joint venture has triggered financial covenant defaults, which the lenders have waived through the April 2013 maturity date. For more information regarding these financial covenant defaults, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Off-Balance Sheet Arrangements and Contractual Obligations—Off-Balance Sheet Arrangements” in our Form 10-K for the year ended December 31, 2012. The debt of all our unconsolidated partnerships is non-recourse to us.

DESCRIPTION OF SERIES D SENIOR NOTES

The following description of the terms of the Series D senior notes (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. For purposes of this section, references to “we,” “our,” or “us” refer only to Host Hotels & Resorts, L.P. and its successors in accordance with the terms of the Indenture (as hereinafter defined) and not to our subsidiaries.

We will issue the Series D senior notes pursuant to an indenture dated as of August 5, 1998 by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors signatory thereto and Marine Midland Bank, later succeed by The Bank of New York (now known as The Bank of New York Mellon), as successor trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”). The terms of the Indenture include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the Indenture and is not complete. The Indenture has been incorporated by reference as an exhibit to the registration statement, of which this prospectus supplement forms a part. You should read the Indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in accompanying prospectus or the Indenture.

Principal, Maturity and Interest

We will initially issue $400 million aggregate principal amount of Series D senior notes. The Indenture will provide that, in addition to the $400 million aggregate principal amount of Series D senior notes being issued on the Series Issue Date, we may also issue additional Series D senior notes having identical terms and conditions to the Series D senior notes offered hereby from time to time after this offering (the “Additional Notes”). Any issuance of Additional Notes is subject to compliance with the terms of the Indenture, including the covenant “Certain Covenants—Limitation on Incurrence of Indebtedness.” The aggregate principal amount of Series D senior notes and Additional Notes will be unlimited in aggregate principal amount outstanding. Any such Additional Notes would be issued on the same terms as the Series D senior notes and would constitute part of the same series of securities as the Series D senior notes and would vote together as one series on all matters with respect to the Series D senior notes (although they may have a different CUSIP number). All references to the Series D senior notes herein include the Additional Notes, except as stated otherwise.

The Series D senior notes will mature on October 15, 2023. Interest on the Series D senior notes will accrue at the rate of 3.750% per annum and will be payable every six months in arrears on April 15 and October 15, commencing on October 15, 2013. We will make each interest payment to the holders of record of the Series D senior notes on the immediately preceding April 1 and October 1.

Interest the Series D senior notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Series D senior notes will be issued only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Principal of, premium, if any, and interest on the Series D senior notes will be payable at the office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.

Except as provided below, at our option, payment of interest may be made by check mailed to the holders of any Series D senior notes at the addresses set forth upon our registry books; provided, however, holders of certificated Series D senior notes will be entitled to receive interest payments (other than at maturity) by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 days prior to the applicable interest payment date. Such wire instructions, upon receipt by the trustee, will remain in effect until revoked by such holder. No service charge will be made for any registration of transfer or exchange of Series D senior notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until we designate otherwise, our office or agency will be the corporate trust office of the trustee presently located at 101 Barclay Street, New York, New York 10286.

Optional Redemption

Prior to 90 days before maturity, upon not less than 30 nor more than 60 days’ notice, we may redeem the Series D senior notes at any time in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the applicable redemption date). Any notice to the holders of Series D senior notes of such a redemption need not set forth the redemption price of such Series D senior notes but need only set forth the calculation thereof as described in the immediately preceding sentence. The redemption price, calculated as aforesaid, should be set forth in an Officer’s Certificate delivered to the trustee no later than one Business Day prior to the redemption date.

Notwithstanding the foregoing, within the period beginning on or after 90 days before their maturity date, upon not less than 30 nor more than 60 days’ notice, we may redeem the Series D senior notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the applicable redemption date.

We are not prohibited from acquiring the Series D senior notes offered hereby by means other than a redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

No sinking fund is provided for the Series D senior notes.

Ranking

The Series D senior notes will be senior unsecured obligations, will rank senior to all of our future subordinated indebtedness and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness, including our Credit Facility, the existing senior notes and any future series of senior notes issued pursuant to the Indenture.

The Series D senior notes and the existing senior notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and to the indebtedness of our subsidiaries. For further information on ranking, see “Risk Factors—The Series D senior notes are effectively subordinated to our secured debt and to the liabilities of our subsidiaries” in this prospectus supplement and “Description of Debt Securities—General” and “Description of Debt Securities—Ranking” in the accompanying prospectus.

No Mandatory Offer to Repurchase

The covenant as described in the accompanying prospectus in the section entitled “Description of Debt Securities—Covenants—Repurchase of Debt Securities at the Option of the Holder upon a Change of Control Trigger Event” does not apply to the Series D senior notes.

Certain Covenants

The Indenture governing the Series D senior notes contains, among other things, the covenants set forth below.

Limitation on Incurrence of Indebtedness

Aggregate Debt Test. We will not, and will not cause or permit any of our Subsidiaries to, incur any Indebtedness, including, without limitation, Acquired Indebtedness, if, immediately after giving effect to the incurrence of that Indebtedness and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Indebtedness and all of the outstanding Indebtedness of our Subsidiaries, determined on a consolidated basis in accordance with GAAP, is greater than 65% of the sum of, without duplication:

•	the Total Assets of us and our Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by us or any of our Subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Indebtedness, determined on a consolidated basis in accordance with GAAP.

Debt Service Test. We will not, and will not cause or permit any of our Subsidiaries to, incur any Indebtedness, including, without limitation, Acquired Indebtedness, if the ratio of Consolidated EBITDA to the Interest Expense for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Indebtedness and the application of the proceeds therefrom (determined on a consolidated basis in accordance with GAAP), and calculated on the assumption that:

•

the Indebtedness and any other Indebtedness, including, without limitation, Acquired Indebtedness, incurred by us or any of our Subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Indebtedness, had occurred, on the first day of the period;

•

the repayment or retirement of any of our other Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding bullet and not this bullet) or any other Indebtedness of our Subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period; and

•

in the case of any acquisition or disposition by us or any of our Subsidiaries of any asset or group of assets, in any such case with a fair market value in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Indebtedness giving rise to the need to make the calculation listed above or any other Indebtedness incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Interest Expense, the interest rate on that Indebtedness shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period.

Secured Debt Test. We will not, and will not cause or permit any of our Subsidiaries to, incur Secured Indebtedness, if, immediately after giving effect to the incurrence of the Secured Indebtedness and the application of the proceeds from the Secured Indebtedness on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with GAAP, of all of our outstanding Secured Indebtedness and all outstanding Secured Indebtedness of our Subsidiaries is greater than 40% of the sum of, without duplication:

•	the Total Assets of us and our Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness, by us or any of our Subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Indebtedness, determined on a consolidated basis in accordance with GAAP.

Maintenance of Total Unencumbered Assets. We will have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our outstanding Unsecured Indebtedness and the outstanding Unsecured Indebtedness of our Subsidiaries, determined on a consolidated basis in accordance with GAAP.

The calculation of the ratios set forth in this Limitation on Incurrence of Indebtedness covenant shall be undertaken by us.

Springing Guarantees and Pledges

Guarantees

The Series D senior notes will not be guaranteed by Host Hotels & Resorts, Inc. or any of our direct or indirect subsidiaries. Each of our future subsidiaries that subsequently guarantee any of our Indebtedness will be required to guarantee the Series D senior notes offered hereby and any other series of senior notes guaranteed under the Indenture. Based on the terms of the current Credit Facility in effect on the Series Issue Date, certain of our direct and indirect subsidiaries, in the future, may be required to guarantee the Series D senior notes, as well as certain of our other outstanding indebtedness if our leverage ratio (as calculated under the current Credit Facility) exceeds 6.0x for two consecutive fiscal quarters at a time when we do not have an investment grade long-term unsecured debt rating. Even if we are required to provide for subsidiary guarantors in the future, those subsidiaries may be released without the consent of holders under certain circumstances. See “Description of Debt Securities—Future Guarantees” in the accompanying prospectus.

Pledges

The Series D senior notes will not be secured by pledges of equity interests in any of our subsidiaries or otherwise. Certain of our direct and indirect subsidiaries, in the future, may be required to pledge their equity interest as security for the Series D senior notes, as well as certain of our other outstanding indebtedness if our leverage ratio (as calculated under the current Credit Facility) exceeds 6.0x for two consecutive fiscal quarters at a time when we do not have an investment grade long-term unsecured debt rating. Even if our subsidiaries are required to provide security in the future, such security may be released without the consent of holders under certain circumstances.

The Series D senior notes and our existing senior notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness. See “Description of Debt Securities—Security” in the accompanying prospectus.

Additionally, neither we nor any Subsidiary shall secure any Indebtedness under the Credit Facility or the existing senior notes by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility or the existing senior notes unless effective provision is made to secure the Series D senior notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility or existing senior notes is secured by such Lien.

Covenants and Other Provisions Inapplicable to the Series D Senior Notes

The following covenants and other provisions set forth under the heading “Description of Debt Securities” in the accompanying prospectus shall not be applicable to the Series D senior notes:

•	“—Covenants—Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock;”

•	“—Covenants—Repurchase of Debt Securities at the Option of the Holder Upon a Change of Control Trigger Event;”

•	“—Covenants—Limitation on Restricted Payments;”

•	“—Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors;”

•	“—Covenants—Limitation on Transactions with Affiliates;”

•	“—Covenants—Limitation on Asset Sales;”

•	“—Covenants—Limitation on Status as Investment Company;”

•	“—Covenants upon Attainment and Maintenance of an Investment Grade Rating;”

•	“—U.S. GAAP for Covenant Calculations;” and

•	“—Unrestricted Subsidiaries.”

Additionally, any covenants, provisions or definitions contained in this prospectus supplement shall supersede the same covenants, provisions or definitions set forth in the attached prospectus.

Certain Definitions

Set forth below are certain defined terms used in this prospectus supplement and the Indenture. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of us or (2) assumed by us or any of our Subsidiaries in connection with the acquisition of assets from that Person; provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person is acquired shall not be included as Acquired Indebtedness. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, us or the date of the related acquisition, as the case may be.

“Consolidated EBITDA” for any period means our Consolidated Net Income and the Consolidated Net Income of our Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (1) interest expense on Indebtedness; (2) provision for taxes based on income; (3) amortization of debt discount and deferred financing costs; (4) gains and losses on sales or other dispositions of depreciable properties and other investments, other than from (i) sales of inventory and (ii) timeshare assets held for sale, in each case, in the ordinary course of business; (5) property depreciation and amortization, including any impairment charges; (6) the effect of any non-cash items; and (7) amortization of deferred charges, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income, or loss, for us and our Subsidiaries for such period, excluding, without duplication, (1) extraordinary items, (2) the portion of net income for us and our Subsidiaries allocable to non-controlling interests in unconsolidated persons to the extent that cumulative cash dividends or distributions have not actually been received by us or one of our Subsidiaries and (3) the portion of net losses for us and our Subsidiaries allocable to non-controlling interests in unconsolidated persons, all determined on a consolidated basis in accordance with GAAP.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any financial covenant or covenant contained herein requiring calculations that are determined with reference to GAAP, such compliance shall be determined in accordance with GAAP as in effect on the Series Issue Date; provided, however, (1) all computations made under the Indenture (whether or not such computations specifically reference GAAP) relating to the notional amount of indebtedness or interest expense associated with such indebtedness shall be made without giving effect to any generally accepted accounting principles requiring that such indebtedness be marked to market, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities will be disregarded, (2) any generally accepted accounting principles requiring (x) any fair value adjustment that would cause any Indebtedness or contracts to be marked to market, including capitalized liabilities based on the fair value of contracts, (y) the recording of convertible debt at fair value and (z) acquisition costs that were capitalized prior to the adoption of FASB 141-R (subsequent to the codification, this standard is now included in FASB ASC 805) to be expensed as incurred shall, in each case, be disregarded and (3) the determination of a Subsidiary with respect to any Person shall be based in accordance with GAAP as in effect from time to time.

“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of: (1) borrowed money or evidenced by bonds, notes, debentures or similar instruments; (2) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of: (a) the amount of indebtedness so secured; and (b) the fair market value of the property subject to such Lien; (3) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (4) any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation of that Person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of the types referred to above of another Person, it being understood that Indebtedness shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof.

“Interest Expense” means, for any period, our interest expense and the interest expense of our Subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, but excluding the amortization of fees or expenses incurred in order to consummate the sale of debt securities or to establish the Credit Facility, (2) all accrued interest, (3) all capitalized interest, and (4) the interest component of Capitalized Lease Obligations, all determined on a consolidated basis in accordance with GAAP.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind other than a Permitted Lien.

“Make-Whole Premium” means, with respect to any note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date), discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 30 basis points, over (b) the principal amount of the note being redeemed.

“Secured Indebtedness” means any Indebtedness, including, without limitation, Acquired Indebtedness, secured by any Lien on any of our property or assets or any of the property or assets of our Subsidiaries, whether owned on the Series Issue Date or thereafter acquired.

“Series Issue Date” means March 28, 2013.

“Subsidiary” means, with respect to any Person, at any date, any corporation, limited liability company, partnership, association or other entity (but excluding an individual), the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as in effect from time to time.

“Total Assets” means, the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding intangibles, of ours and our Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a Lien securing Indebtedness and all other assets, excluding intangibles, of ours and our Subsidiaries not subject to a Lien securing Indebtedness, all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “—Certain Covenants—Limitation on Incurrence of Indebtedness—Maintenance of Total Unencumbered Assets,” all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our Subsidiaries on such date, before depreciation and amortization and impairments, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means, Indebtedness of ours or any of our Subsidiaries which is not secured by a Lien on any property or assets of ours or any of our Subsidiaries.

Events of Default

For purposes of the “Events of Default” provision set forth in the accompanying prospectus, the first paragraph will be revised to read as follows:

The Indenture will define an Event of Default with respect to the Series D senior notes as (1) the failure by the Company to pay any installment of interest on the Series D senior notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (2) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the Series D senior notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, (3) the failure by the Company or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the Series D senior notes or the Indenture with respect to the Series D senior notes and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Series D senior notes outstanding, (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries and (5) a default in (a) Secured Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $150 million, in either case, (A) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the holders written notice of such default; provided that the Trustee may withhold from holders of the Series D senior notes notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the Series D senior notes) if it determines that withholding notice is in their interest.

Book-Entry; Delivery; Form and Transfer

The Series D senior notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, called the “direct participants,” and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a direct participant, called the “indirect participants.” DTC may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other person’s ownership interest and transfer of ownership interest will be recorded only on the records of the direct participant and/or indirect participant and not on the records maintained by DTC.

DTC has also advised us that, pursuant to DTC’s procedures, (1) upon issuance of the Global Notes, DTC will credit the accounts of the direct participants with portions of the principal amount of the Global Notes, and (2) DTC will maintain records of the ownership interests of such direct participants in the Global Notes and the transfer of ownership interests by and between direct participants, DTC will not maintain records of the ownership interests of, or the transfer of ownership interest by and between, indirect participants or other owners of beneficial interests in the Global Notes. Direct participants and indirect participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the Global Notes.

Clearstream. Clearstream Banking, société anonyme (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear Bank S.A./ N.V. (“Euroclear”) was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear

Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Series D senior notes sold outside of the United States and cross-market transfers of the Series D senior notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we, nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When Series D senior notes are to be transferred from the account of a Depositary participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Series D senior notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the Series D senior notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to DTC seller on the settlement date. As a result, to DTC participant, a cross-market transaction will settle no differently than a trade between two Depositary participants.

When a Clearstream or Euroclear participant wishes to transfer Series D senior notes to a Depositary participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Series D senior notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Series D senior notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Series D senior notes are registered (including Series D senior notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither of us or the trustee or any agent of ours or the trustee has or will have any responsibility or liability for (1) any aspect of DTC’s records or any direct participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any direct participant’s or indirect participant’s records relating to the beneficial ownership interests in any Global Note or (2) any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Series D senior notes is to credit the accounts of the relevant direct participants with such payment on the payment date in amounts proportionate to such direct participant’s respective ownership interests in the Global Notes as shown on DTC’s records. Payments by direct participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee or us. Neither of us or the trustee will be liable for any delay by DTC or its direct participants or indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

The Global Notes will trade in DTC’s “Same-Day Funds Settlement System” and, therefore, transfers between direct participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a direct participant will be effected in accordance with the procedures of such direct participant but generally will settle in immediately available funds.

DTC has advised that it will take any action permitted to be taken by a holder of Series D senior notes only at the direction of one or more direct participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Series D senior notes as to which such direct participant or direct participants has or have given direction. However, if there is an Event of Default under the Series D senior notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its direct participants) for legended Series D senior notes in certificated form, and to distribute such certificated forms of Series D senior notes to its direct participants. See “—Transfers of Interests in Global Notes for Certificated Notes.”

The information in this section concerning DTC and its book-entry system and Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Transfers of Interests in Global Notes for Certificated Notes

An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons if (1) DTC (x) notifies us that it is unwilling or unable to continue as depository for the Global Notes and we thereupon fail to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we thereupon fail to appoint a successor depository, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes or (3) upon the request of the trustee or holders of a majority of the outstanding principal amount of Series D senior notes, if there shall have occurred and be continuing a Default or an Event of Default with respect to the Series D senior notes. In any such case, we will notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such Global Note, certificated notes will be issued to each person that such direct participants and indirect participants and DTC identify as being the beneficial owner of the related Series D senior notes.

Beneficial interests in Global Notes held by any direct participant or indirect participant may be exchanged for certificated notes upon request to DTC, by such direct participant (for itself or on behalf of an indirect participant), and to the trustee in accordance with customary DTC procedures, certificated notes delivered in exchange for any beneficial interest in any Global Notes will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such direct participants or indirect participants (in accordance with DTC’s customary procedures).

Neither of us or the trustee will be liable for any delay by the holder of any Global Notes or DTC in identifying the beneficial owners of Series D senior notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

The Indenture will require that payments in respect of the Series D senior notes represented by the Global Notes (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to certificated notes, Host L.P. will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The Series D senior notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Series D senior notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a direct participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a direct participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Series D senior notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Series D senior notes. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules, such as banks, financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Series D senior notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the Series D senior notes for cash at original issue and at their issue price (the first price at which a substantial amount of the Series D senior notes is sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers)). Moreover, the effect of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws is not discussed. The discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code.

As used herein, “U.S. Holder” means a beneficial owner of the Series D senior notes who or that is or is treated for U.S. federal income tax purposes as:

•

an individual that is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or a political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, (ii) the trust was in existence on August 20, 1996 and it has elected to continue to be treated as a U.S. person.

No rulings from the IRS have been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Series D senior notes or that any such position would not be sustained. If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holds the Series D senior notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Such a partner should consult its tax advisor as to the tax consequences of the partnership’s purchase, ownership and disposition of the Series D senior notes.

This discussion is for information purposes only and is not intended as tax advice. Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws or any tax treaties.

U.S. Holders

Interest

Payments of stated interest on the Series D senior notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Series D Senior Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Series D senior note equal to the difference between the amount realized upon the disposition (less the amount allocable to any accrued and unpaid interest, which will be taxed as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Series D senior note. A U.S. Holder’s adjusted tax basis in a Series D senior note generally will be the U.S. Holder’s cost therefor, reduced by any principal payments previously received with respect to the Series D senior note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the Series D senior note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and a backup withholding tax with respect to interest on the Series D senior notes and the proceeds received upon the sale or other disposition of such Series D senior notes. Certain U.S. Holders are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding tax if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding.

U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS, generally on a U.S. federal income tax return.

Non-U.S. Holders

A non-U.S. Holder is a beneficial owner of the Series D senior notes who is not a U.S. Holder and is not a partnership or other entity taxable as a partnership for U.S. federal income tax purposes.

Interest

Payments of interest made to a non-U.S. Holder will not be subject to a U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that such payments are not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business and:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of our capital or profits interest;

•

such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received its Series D senior notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

either (1) the non-U.S. Holder certifies in a statement provided to us or our paying agent under penalties of perjury that it is not a “United States person” within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Series D senior notes on behalf of the non-U.S. Holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides us or our paying agent with a copy of such statement, or (3) the non-U.S. Holder holds its Series D senior notes directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally provide us or our paying agent with a properly executed IRS Form W-8BEN and claim this reduction or exemption on the form. In some cases, a non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files. A non-U.S. Holder generally will also be exempt from withholding tax on interest if such interest is effectively connected with such holder’s conduct of a U.S. trade or business (as described below) and the holder provides us or our paying agent with a properly executed IRS Form W-8ECI.

The certification requirements described above may require a non-U.S. Holder that claims the benefit of an income tax treaty to also provide its U.S. taxpayer identification number. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

Sale or Other Taxable Disposition of the Series D Senior Notes

A non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Series D senior note that is not effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business. However, an individual non-U.S. Holder who was present in the United States for 183 days or more in the taxable year of the disposition and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on, and will be required to file a U.S. federal income tax return with respect to, any gain derived from the disposition. Such gain may be offset by certain U.S. source capital losses of the non-U.S. Holder (even though the individual is not considered a resident of the United States) provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

U.S. Trade or Business

If interest or gain from a disposition of the Series D senior notes is effectively connected with a non-U.S. Holder’s conduct of a U.S. trade or business, and, if an income tax treaty applies, the non-U.S. Holder maintains a U.S. “permanent establishment” to which the interest or gain is attributable, the non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest received with respect to the Series D senior notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided on IRS Form W-8ECI). A foreign corporation that is a holder of a Series D senior note also may be subject to a branch profits tax at a rate of 30% on its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a Series D senior note or gain recognized on the disposition of a Series D senior note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Backup Withholding and Information Reporting

Backup withholding generally will not apply to payments of interest made by us or our paying agent to a non-U.S. Holder of a Series D senior note if the holder meets the identification and certification requirements discussed above under “Non-U.S. Holders—Interest” for reduction in or exemption from U.S. federal withholding tax or otherwise establishes an exemption. However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. Payments of the proceeds from a disposition by a non- U.S. Holder of a Series D senior note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker has certain connections to the United States.

Payment of the proceeds from a disposition by a non-U.S. Holder of a Series D senior note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. Holder or beneficial owner establishes an exemption from information reporting and backup withholding.

Non-U.S. Holders should consult their own tax advisors regarding application of withholding, information reporting and backup withholding in their particular circumstance and the availability of any procedure for obtaining an exemption from withholding, information reporting and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reasons to know that the certification may be false. The backup withholding tax is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS, generally on a U.S. federal income tax return.

UNDERWRITING

J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Series D senior notes set forth opposite its name below at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$86,000,000
Goldman, Sachs & Co.	86,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	46,000,000
Deutsche Bank Securities Inc.	46,000,000
BNY Mellon Capital Markets, LLC	19,000,000
Credit Agricole Securities (USA) Inc.	19,000,000
Scotia Capital (USA) Inc.	19,000,000
Wells Fargo Securities, LLC	19,000,000
Credit Suisse Securities (USA) LLC	12,000,000
Morgan Stanley & Co. LLC	12,000,000
PNC Capital Markets LLC	12,000,000
RBC Capital Markets, LLC	12,000,000
Regions Securities LLC	12,000,000

Total	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series D senior notes sold under the underwriting agreement if any of these Series D senior notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The offering of the Series D senior notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series D senior notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Series D senior notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The representatives have advised us that the underwriters propose initially to offer the Series D senior notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Series D senior notes to certain dealers at such prices less a concession not in excess of 0.400% of the principal amount of the Series D senior notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of 0.250% of the principal amount of the Series D senior notes to certain other dealers. After the initial offering, the public offering price or any other term of the offering may be changed.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Underwriters	Paid by Host L.P.
Per Series D senior note	0.650%
Total	$2,600,000

The expenses of the offering, not including the underwriting discount, are estimated at $850,000 and are payable by us.

New Issue of Notes

The Series D senior notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Series D senior notes on any national securities exchange or for inclusion of the Series D senior notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Series D senior notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Series D senior notes or that an active public market for the Series D senior notes will develop. If an active public trading market for the Series D senior notes does not develop, the market price and liquidity of the Series D senior notes may be adversely affected. If the Series D senior notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the Series D senior notes will be made to investors on or about March 28, 2013, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series D senior notes prior to the delivery of the Series D senior notes hereunder will be required, by virtue of the fact that the Series D senior notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series D senior notes who wish to trade the Series D senior notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, from the date of this prospectus supplement through the settlement date, without first obtaining the prior written consent of the underwriters, directly or indirectly, offer, sell, contract to sell or otherwise transfer or dispose of any debt securities or any warrants, rights or options to purchase or otherwise acquire debt securities substantially similar to the Series D senior notes, except for the Series D senior notes sold to the underwriters pursuant to the underwriting agreement and commercial paper issued in the ordinary course of business.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Series D senior notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Series D senior notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Series D senior notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series D senior notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series D senior notes or preventing or retarding a decline in the market price of the Series D senior notes. As a result, the price of the Series D senior notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series D senior notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions and have in the past and may in the future engage in various activities, which may include securities trading, investment banking, commercial banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities or other transactions of a financial nature with us or our affiliates, including the provision of advisory services and the making of loans to us and our affiliates, for which they would receive customary fees or other payments. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the syndication agent and a lender under our Credit Facility. Additionally, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., is a senior managing agent and a lender, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is the administrative agent, collateral agent and a lender and Deutsche Bank AG New York Branch, an affiliate of Deutsche Bank Securities Inc., is a documentation agent and a lender under our Credit Facility. Certain of the other underwriters or their affiliates are also lenders under our Credit Facility. The Bank of New York Mellon, an affiliate of BNY Mellon Capital Markets, LLC, also acts as trustee for our existing senior notes. Those underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may, in the future, hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series D senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Series D senior notes offered hereby. Certain of the underwriters or their affiliates also hold our 9% Series T senior notes due 2017 and, as a result of the repayment thereof as set forth under the heading “Use of Proceeds,” may receive a portion of the net proceeds from this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve our securities and/or other of our financial instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of Series D senior notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series D senior notes shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Series D senior notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Series D senior notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Series D senior notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Series D senior notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Series D senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series D senior notes to be offered so as to enable an investor to decide to purchase or subscribe the Series D senior notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Series D senior notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Series D senior notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Series D senior notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Series D senior notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series D senior notes offered should conduct their own due diligence on the Series D senior notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The Series D senior notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series D senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Series D senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Series D senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series D senior notes may not be circulated or distributed, nor may the Series D senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Series D senior notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Latham & Watkins LLP, Washington, District of Columbia will issue an opinion with respect to the validity of the Series D senior notes offered by this prospectus supplement and the accompanying prospectus for us. Certain legal matters relating to this offering will be passed on for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The (i) consolidated financial statements of Host Hotels & Resorts, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, the schedule of Real Estate and Accumulated Depreciation as of December 31, 2012, and management’s assessment of the effectiveness of Host Hotels & Resorts, Inc.’s internal control over financial reporting as of December 31, 2012, and (ii) consolidated financial statements of Host Hotels & Resorts, L.P. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the schedule of Real Estate and Accumulated Depreciation as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede the information contained in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (in each case, other than information in such documents that is deemed not to be filed):

•

the Combined Annual Report of Host Inc. and Host L.P. on Form 10-K for the fiscal year ended December 31, 2012 filed on February 25, 2013 (including information specifically to be incorporated by reference therein from our Proxy Statement for our 2013 Annual Meeting);

•	the Combined Current Reports of Host Inc. and Host L.P. on Form 8-K filed on January 25, 2013 and February 26, 2013; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

The accompanying prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. Neither this prospectus supplement nor the accompanying prospectus contains all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.hosthotels.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement, the accompanying prospectus or any other report or filing filed with the SEC. Our statements in this prospectus supplement concerning the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit into that information. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attn: Secretary

(240) 744-1000.

PROSPECTUS

$2,000,000,000

Host Hotels & Resorts, L.P.

Debt Securities

We may offer, issue and sell debt securities from time to time at an aggregate initial offering price which will not exceed $2,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and in any prospectus supplement or in the documents incorporated therein is accurate as of any date other than the date of this prospectus or such documents, even though this prospectus and such prospectus supplement or supplements are delivered or debt securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

This prospectus and the documents incorporated by reference herein contain registered trademarks, service marks and brand names that are the exclusive property of their respective owners, which are companies other than us, including Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton®, Westin®, Sheraton®, W®, The Luxury Collection®, St. Regis®, Swissôtel®, Le Meridien® Novotel®, ibis®, Pullman® and Delta®. None of the owners of these trademarks, service marks or brand names, their affiliates or any of their respective officers, directors, agents or employees, is an issuer or underwriter of the debt securities being offered hereby. In addition, none of such persons has or will have any responsibility or liability for any information contained in this prospectus or the documents incorporated herein.

Prospectus

i

ABOUT THIS PROSPECTUS

Host Hotels & Resorts, L.P. is a Delaware limited partnership operating through an umbrella partnership structure with Host Hotels & Resorts, Inc., a Maryland corporation (“Host Inc.”), as its sole general partner. Together, we operate as a self-managed and self-administered real estate investment trust (“REIT”). In addition to being the sole general partner, Host Inc. holds approximately 98.6% of the partnership interests in Host Hotels & Resorts, L.P. as of March 23, 2012. Unless stated otherwise or the context otherwise requires, references to “Host Inc.” mean Host Hotels & Resorts, Inc. and references to “Host L.P.” mean Host Hotels & Resorts, L.P. and its consolidated subsidiaries in cases where it is important to distinguish between Host Inc. and Host L.P. Host Inc. and Host L.P. file combined periodic reports with the Securities and Exchange Commission (the “Commission” or “SEC”), which are incorporated by reference herein. We use the terms “we” or “our” or “the company” to refer to Host Inc. and Host L.P. together, unless the context indicates otherwise.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities, as described in this prospectus, in one or more offerings up to a total dollar amount of $2,000,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the heading “Where You Can Find More Information” before you make any investment decision.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, file annual, quarterly and current reports and other information with the Commission. Such reports and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission’s home page on the internet (http://www.sec.gov) and on our website (http://www.hosthotels.com). Information on our website does not constitute part of this prospectus and does not constitute information incorporated by reference into this prospectus.

We have filed a registration statement on Form S-3, of which this prospectus forms a part, and related exhibits with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and our common stock. You can inspect or access electronically the registration statement and exhibits by the means described in the paragraph above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the information that we file later with the Commission may update and supersede the information in this prospectus and the information we incorporated by reference. We incorporate by reference the documents listed below and any filings made by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered by this prospectus have been sold or the offering is otherwise terminated (in each case, other than information in such documents that is not deemed “filed” with the Commission):

•

the Combined Annual Report of Host Inc. and Host L.P. on Form 10-K for the fiscal year ended December 31, 2011 (including information to be specifically incorporated by reference therein from our Proxy Statement for our 2012 Annual Meeting);

•	the Combined Quarterly Report of Host Inc. and Host L.P. on Form 10-Q for the quarter ended March 23, 2012 filed on April 30, 2012; and

•	the Combined Current Reports of Host Inc. and Host L.P. on Form 8-K filed on January 26, 2012, February 8, 2012, March 14, 2012 (two reports), March 23, 2012 and May 1, 2012

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Secretary, Host Hotels & Resorts, Inc., 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817, telephone: (240) 744-1000. Documents incorporated by reference in this prospectus are also available on our internet website at www.hosthotels.com.

You should rely only upon the information provided in this document or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein contains forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you that many forward-looking statements presented in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein are based on management’s beliefs and assumptions made by, and information currently available to, management. Statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts may be forward-looking statements. Such statements relate to our future performance and plans, results of operations, capital expenditures, acquisitions, and operating improvements and costs.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

the effect on lodging demand of (i) changes in national and local economic and business conditions, including concerns about global economic prospects and the speed and strength of a recovery, and (ii) other factors such as natural disasters, weather and the occurrence or potential occurrence of terrorist attacks, all of which will affect occupancy rates at our hotels and the demand for hotel products and services;

•	operating risks associated with the hotel business;

•

the continuing volatility in global financial and credit markets, and the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect the U.S. and global economic conditions, business activity, credit availability, borrowing costs, and lodging demand;

•

the impact of geopolitical developments outside the United States, such as the sovereign credit issues in certain countries in the European Union, or unrest in the Middle East, which could affect the relative volatility of global credit markets generally, global travel and lodging demand, including for our international hotel properties;

•	the effect of rating agency downgrades of our debt securities on the cost and availability of new debt financings;

•

the reduction in our operating flexibility and the limitation on our ability to pay dividends and make distributions resulting from restrictive covenants in our debt agreements, which limit the amount of distributions from Host L.P. to Host Inc., and other risks associated with the level of our indebtedness or related to restrictive covenants in our debt agreements, including the risk of default that could occur;

•	our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements, and the effect of renovations on our hotel occupancy and financial results;

•	our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

•	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with our expectations;

•	relationships with property managers and joint venture partners and our ability to realize the expected benefits of our joint ventures and other strategic relationships;

•

our ability to recover fully under our existing insurance policies for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our properties on commercially reasonable terms;

•	the effects of tax legislative action and other changes in laws and regulations, or the interpretation thereof, including the need for compliance with new environmental and safety requirements; and

•

the ability of Host Inc. and each of the REIT entities acquired, established or to be established by Host Inc. to continue to satisfy complex rules to qualify as REITs for federal income tax purposes, Host L.P’s ability to satisfy the rules required to maintain its status as a partnership for federal income tax purposes, and Host Inc.’s and Host L.P.’s ability and the ability of our subsidiaries, and similar entities to be acquired or established by us, to operate effectively within the limitations imposed by these rules.

Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” herein and under the heading “Risk Factors” in our and Host Inc.’s most recent annual report on Form 10-K and in our other filings with the SEC that are incorporated by reference in this prospectus. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or as of the dates indicated in the statements. All of our forward-looking statements, including those included and incorporated by reference in this prospectus, such as our outlook for the remainder of 2012, are qualified in their entirety by this statement. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

ABOUT THE COMPANY

Host Inc. is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels, which are held by Host L.P. As of May 1, 2012, our lodging portfolio in the United States consisted of 104 hotels, primarily luxury and upper upscale properties, with approximately 59,700 rooms. Our U.S. portfolio is geographically diverse with hotels in most of the major metropolitan areas in 25 states and in Washington, D.C. We also own 16 hotels with approximately 4,300 rooms outside of the U.S. in Australia, Brazil, Canada, Chile, Mexico and New Zealand. Additionally, we also own an approximate one-third interest in a European joint venture that owns 13 luxury and upper upscale hotels with approximately 4,200 rooms located in cities in Belgium, France, Italy, Poland, The Netherlands, Spain and the United Kingdom. We are the general partner of the joint venture and act as asset manager for these hotels. We also own a 25% interest in an Asian joint venture that acquired the 278-room Citigate Perth Australia in March 2012 and, during 2011, invested $53 million (of which our share was $13.3 million) of its $65 million commitment to acquire a 36% interest in a joint venture in India to develop seven properties totaling 1,750 rooms in three major cities: Bangalore, Chennai and Delhi.

The address of our principal executive office is 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland, 20817. Our phone number is (240) 744-1000. Our Internet website address is www.hosthotels.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

Your investment in our debt securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 and any subsequently filed periodic reports which are incorporated by reference into this prospectus and any accompanying prospectus supplement, before deciding whether an investment in our securities is suitable for you. For more information, see the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus to repay or refinance existing debt as well as for general corporate purposes, including working capital and capital expenditures. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, leverage ratio and liquidity. We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to that prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, pending the application of the net proceeds, we may invest the proceeds in short-term securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED OPERATING PARTNERSHIP UNIT DISTRIBUTIONS

The following table shows our ratio of earnings to fixed charges and preferred operating partnership unit (“OP Unit”) distributions for the periods indicated (in millions, except ratio amounts).

	Quarter Ended March 23,	Quarter Ended March 25,	Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges and preferred OP Unit distributions (a)(b)(c)	—	—	—	—	—	1.8	2.0
Deficiency of earnings to fixed charges and preferred OP Unit distributions (b)(c)	$(60)	$(77)	$(18)	$(160)	$(211)	$—	$—

(a)	The ratio is calculated as the sum of pre-tax income from continuing operations before adjustments for minority interest and income (loss) from equity investments plus amortization of capitalized interest, distributions from equity investments and fixed charges less capitalized interest and distributions on preferred OP Units divided by fixed charges which is the sum of interest expensed and capitalized, distributions on preferred OP Units and the estimate of interest within rental expense.
(b)	For fiscal years 2007 and 2008, the ratio of earnings to fixed charges and preferred OP Unit distributions includes depreciation and amortization expense of $491 million and $548 million, respectively. For the quarters ended March 23, 2012 and March 25, 2011 and the years ended December 31, 2011, 2010 and 2009, the deficiency of earnings to fixed charges and preferred OP Unit distributions includes depreciation and amortization expense of $153 million, $140 million $647 million, $586 million and $608 million, respectively.
(c)	Under the terms of the indenture applicable to the debt securities as well as our existing senior notes (which apply generally accepted accounting principles as of August 5, 1998, the date of the indenture), the additional non-cash interest expense to be recorded as a result of the implementation of an accounting requirement regarding convertible debt instruments that may be settled in cash upon conversion (approximately $32 million for year ended December 31, 2011, which includes $3 million recognized in connection with the repayment of a portion of the 2007 Exchangeable Senior Debentures due April 2027 during 2011) will not be included in the definition of “interest expense” as that term is used in the various restrictive covenants to which such senior notes are subject under the indenture. The additional non-cash interest expense is, however, included in the GAAP determination of the ratios of earnings to fixed charges and preferred OP Unit distributions calculated above.

DESCRIPTION OF DEBT SECURITIES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” For purposes of this section, references to “we,” “our,” or “us” refer only to Host Hotels & Resorts, L.P. and its successors in accordance with the terms of the Indenture and not to our subsidiaries.

This prospectus describes general terms of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should read both the applicable prospectus supplement and the following description.

We will issue the debt securities pursuant to an indenture dated as of August 5, 1998 by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors signatory thereto and The Bank of New York Mellon, as trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”). The terms of the Indenture include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the Indenture and is not complete. The Indenture has been incorporated by reference as an exhibit to the registration statement. You should read the Indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indenture.

You may obtain copies of the Indenture from Host Hotels & Resorts, L.P. upon request. You can find out how to obtain these documents by looking at the section of this prospectus titled “Where You Can Find More Information.”

Brief Description of the Debt Securities and the Subsidiary Guarantors

The Debt Securities

The debt securities will be:

•	our unsubordinated, general obligations;

•	pari passu in right of payment with all of our other outstanding or future unsubordinated Indebtedness, including the existing senior notes and our obligations under the Credit Facility; and

•	senior in right of payment to all of our current and future subordinated Indebtedness.

The Subsidiary Guarantees

Each of our future Restricted Subsidiaries that subsequently guarantee any of our Indebtedness will be required to guarantee the debt securities offered hereby and any other series of senior notes guaranteed under the Indenture. See “—Future Guarantors.”

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of the Board, an Officer’s Certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement).

We can issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount (references to the principal of the debt securities in this prospectus include the premium, if any, on the debt securities) and the specific terms of the debt securities, including, without limitation:

(1)	the title of the debt securities;

(2)	any limit on the aggregate principal amount of the debt securities;

(3)	the person to whom interest is payable, if other than the person in whose name the debt security is registered on the regular record date for interest;

(4)	the date or dates on which the principal of the debt securities will be payable;

(5)	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the dates on which interest will be payable, the regular record dates for such interest payment dates, and the basis upon which interest will be calculated if other than a 360 day year of twelve 30-day months;

(6)	the place or places where the principal of, premium or interest on such debt securities will be payable, if other than our office maintained for that purpose in the Borough of Manhattan, The City of New York;

(7)	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

(8)	any obligation we have to redeem or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder of debt securities, and the dates on which and the price or prices at which we will repurchase debt securities at the option of holders and other terms and conditions of these repurchase obligations;

(9)	whether the amount of payments of principal of, premium or interest on the debt securities will be determined by reference to an index, formula or other method and the manner in which these amounts will be determined;

(10)	if other than U.S. dollars, the currency, currencies or currency units in which principal of, premium and interest on the debt securities will be paid;

(11)	if payments of principal of, premium or interest on the debt securities will be made in a currency or currency unit other than that in which the debt securities are stated to be payable, at our election or at the election of holders of debt securities, the currency or currency units which may be elected, the terms of the election and the manner for determining the amount payable upon an election;

(12)	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon acceleration of the maturity date;

(13)	if the principal amount payable at the maturity of the debt securities cannot be determined before maturity, the amount which will be deemed to be the principal amount of such debt securities before maturity;

(14)	whether the debt securities will be issued in certificated and/or book-entry form; and

(15)	any other specific terms of the debt securities of that series.

The debt securities may provide for less than their entire principal amount to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these debt securities will be described in the applicable prospectus supplement.

Book-Entry, Delivery and Form

Except as set forth below, the debt securities will initially be issued in the form of one or more registered notes in global form (the “Global Notes”). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the system of DTC is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Commission.

The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Underwriters with an interest in the Global Note and (ii) ownership of the debt securities evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), the Direct Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer the debt securities evidenced by the Global Note will be limited to such extent.

So long as DTC or its nominee is the registered owner of a debt security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have the debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in the debt securities represented by a Global Note to pledge such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

To facilitate subsequent transfers, all the debt securities deposited by Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners of the debt securities. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to the beneficial owners of the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of the Company, any Subsidiary Guarantor, nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such debt securities.

Payments with respect to the principal of, premium, if any, and interest on, any debt security represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such debt securities under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, any Subsidiary Guarantor, nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the debt securities (including principal, premium, if any, or interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Note as shown on the records of DTC. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

Certificated Notes

If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the debt securities in definitive form under the Indenture, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the debt securities represented by Global Notes. In addition, subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for the debt securities in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

None of the Company, any Subsidiary Guarantor, or the Trustee shall be liable for any delay by DTC or any Direct Participant or Indirect Participant in identifying the beneficial owners of the debt securities, and the Company, the Subsidiary Guarantors, and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the debt securities to be issued).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Company believes to be reliable. The Company will have no responsibility for the performance by DTC or its Participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

Same Day Funds Settlement and Payment

The Indenture will require that payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by DTC. With respect to the debt securities represented by Certificated Notes, the Company will make all payments of principal, premium, if any, and interest, by mailing a check to each such holder’s registered address. The debt securities will trade in DTC’s Same Day Funds Settlement System until maturity, or until the debt securities are issued in certificated form, and secondary market trading activity in the debt securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Optional Redemption

If indicated in the applicable prospectus supplement, we may redeem the debt securities at any time, at our option, in whole or in part from time to time, at a redemption price equal either to:

•	the sum of (1) the principal amount of the debt securities being redeemed plus accrued interest to the redemption date and (2) the Make-Whole Premium, if any, with respect to the debt securities, or

•	the redemption price which is established in accordance with the Indenture.

We will redeem debt securities in accordance with the following procedures, unless different procedures are set forth in the applicable prospectus supplement.

Notice and Selection

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address.

Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities called for redemption.

In the case of a partial redemption of the debt securities, selection of the debt securities or portions thereof for redemption shall be made by the trustee by lot, pro rata or in such manner as it shall deem appropriate and fair and in such manner as complies with any applicable legal requirements.

Future Guarantees

Each of our future Restricted Subsidiaries that subsequently guarantee any of our Indebtedness (the “Guaranteed Indebtedness”) (each a “Future Subsidiary Guarantor”) will be required to guarantee the debt securities offered hereby and any other series of senior notes guaranteed under the Indenture. If the Guaranteed Indebtedness is (A) pari passu in right of payment with the senior notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the future Subsidiary Guarantee or (B) subordinated in right of payment to the senior notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the future Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the senior notes.

The debt securities offered hereby will not initially be guaranteed by any subsidiary guarantees. In the event that certain of our subsidiaries are required to guarantee the Credit Facility, the debt securities and all other series of senior notes issued under the Indenture will be fully and unconditionally guaranteed as to principal, premium, if any, and interest, jointly and severally, by the Future Subsidiary Guarantors that provide the guarantees under the Credit Facility. The Credit Facility requires such guarantees only in the event that Host L.P.’s leverage ratio exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating. Even when triggered, the guarantees would only be required by certain U.S. and Canadian subsidiaries of Host L.P. and a substantial portion of our subsidiaries would not provide such guarantees. Further, if at any time our leverage ratio falls below 6.0x for two consecutive fiscal quarters or Host L.P. has an investment grade long-term unsecured debt rating, such guarantees may be released without the consent of the holders of the debt securities.

If at a time when the guarantees are in place, we default in the payment of the principal of, or premium, if any, or interest on, a guaranteed series of senior notes issued under the Indenture when and as the same shall become due, whether upon maturity, acceleration, call for redemption, Change of Control, offer to purchase or otherwise, without the necessity of action by the trustee or any holder, the Future Subsidiary Guarantors shall be required promptly to make such payment in full. The obligations of the Future Subsidiary Guarantors will be limited in a manner intended to avoid such obligations being construed as fraudulent conveyances under applicable law.

In the event that certain of our subsidiaries are required to guarantee our Credit Facility, each guarantee of the debt securities by such Future Subsidiary Guarantors:

•	will be an unsubordinated general obligation of the Future Subsidiary Guarantor;

•	will be pari passu in right of payment with all current and future unsubordinated Indebtedness of the Future Subsidiary Guarantor, including the guarantees relating to the existing senior notes; and

•	and will be senior to all current and future subordinated Indebtedness of the Future Subsidiary Guarantors.

Subject to compliance with the preceding paragraph, the Indenture also provides that any guarantee by a Future Subsidiary Guarantor shall be automatically and unconditionally released without the consent of holders of senior notes upon (1) the sale or other disposition of Capital Stock of the Future Subsidiary Guarantor, if, as a result of such sale or disposition, such Future Subsidiary Guarantor ceases to be our Subsidiary, (2) the consolidation or merger of any such Future Subsidiary Guarantor with any Person other than us or any of our Subsidiaries, if, as a result of such consolidation or merger, such Future Subsidiary Guarantor ceases to be our Subsidiary, (3) a Legal Defeasance or Covenant Defeasance, or (4) the unconditional and complete release of such Future Subsidiary Guarantor from its guarantee of all Guaranteed Indebtedness, such as when the guarantees are no longer required under the terms of the Credit Facility.

Ranking

The debt securities offered hereby will be our unsubordinated, general obligations, ranking, pari passu in right of payment with any of our other outstanding or future unsubordinated Indebtedness, including, without limitation, the existing senior notes and our obligations under the Credit Facility, subject to the ability to incur additional Secured Indebtedness discussed below. The debt securities offered hereby will be senior to all of our current and future subordinated obligations, of which we currently have none.

In the future, if and when the Subsidiary Guarantees are required under the Credit Facility or as a result of Subsidiary Guarantees of other Indebtedness, each of the future Subsidiary Guarantees of the existing senior notes and any other series of guaranteed senior notes, including the debt securities offered hereby, will rank pari passu in right of payment with all current and future unsubordinated Indebtedness, and senior in right of payment to all current and future subordinated Indebtedness, of the Future Subsidiary Guarantors, subject to the ability to incur additional Secured Indebtedness discussed below. Holders of the debt securities will be direct creditors of the Future Subsidiary Guarantors by virtue of such Guarantees of the debt securities.

Under the terms of the debt securities offered hereby and certain of our existing senior notes, we and the Future Subsidiary Guarantors, if any, are permitted to incur up to $400 million of Secured Indebtedness ($300 million in the case of certain series of our Existing Senior Notes), even when we are below the consolidated EBITDA-to-interest expense “coverage” ratio of at least 2.0 to 1.0, which would otherwise limit the incurrence of this new secured debt, so long as the proceeds are used to repay and permanently reduce indebtedness outstanding under our Credit Facility. Because this Secured Indebtedness will be secured by assets that do not also secure the debt securities, or the related future Subsidiary Guarantees thereof, if any, the debt securities and the related Future Subsidiary Guarantors thereof effectively will be subordinated to up to $400 million of borrowings under our Credit Facility that are repaid with the proceeds of such Secured Indebtedness, to the extent of the value of the assets securing such Secured Indebtedness. In addition, when we are below such coverage ratio we may also incur up to $150 million ($100 million in the case of certain series of our existing senior notes) of Indebtedness (which may be Secured Indebtedness).

In addition, the debt securities will be junior in right of payment to Indebtedness and other liabilities of our Subsidiaries that do not guarantee the debt securities.

Security

The debt securities will not initially be secured by pledges of equity interests in our subsidiaries. In the event that the Credit Facility requires the pledge of equity interests when Host L.P.’s leverage ratio exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating, our obligation to pay the principal of, premium, if any, and interest on the debt securities will be secured by a pledge of the Capital Stock of certain of our direct and indirect subsidiaries, which pledge is, and will be, shared equally and ratably with the Credit Facility, the existing senior notes and certain other of our Indebtedness ranking pari passu in right of payment with the debt securities, including, unless otherwise provided for in the applicable supplemental indenture, any series of senior notes issued under the Indenture in the future. The Indenture also provides that, unless otherwise provided in a supplemental indenture with respect to a series of senior notes, the Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the Credit Facility also will be pledged to secure each such series of senior notes on an equal and ratable basis with respect to the Liens securing the Credit Facility and any other pari passu Indebtedness secured by such Capital Stock, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be, and will not be required to be, pledged to secure any such series of senior notes if the pledge of or grant of a security interest in such shares is prohibited by law or agreement. Bank of America, N.A. (the administrative agent under the Credit Facility) will serve as the collateral agent with respect to such stock pledge. Any proceeds realized on a sale or disposition of collateral would be applied first to expenses of, and other obligations owed to, the collateral agent, second, pro rata to outstanding principal and interest of the secured Indebtedness, and third, pro rata to other secured obligations. If triggered under the Credit Facility, the pledges of equity interests in our subsidiaries would only be required by certain U.S. and Canadian subsidiaries of Host L.P. and a substantial portion of the equity interests in our subsidiaries would not be pledged.

Upon the complete and unconditional release of the pledge of any such Capital Stock in favor of the Credit Facility, the pledge of such Capital Stock as collateral securing all of our senior notes shall be automatically released; provided that should the obligations of the Operating Partnership under the Credit Facility subsequently be secured by a pledge of such Capital Stock at any time, the Operating Partnership must cause such Capital Stock to be pledged ratably and with at least the same priority for the benefit of holders of the debt securities.

Certain Definitions

Set forth below are certain defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized term used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness or Disqualified Stock of a Person: (1) existing at the time such Person becomes a Restricted Subsidiary of the Company or (2) assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event, provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Total Assets” means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that: (1) a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control; (2) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control; and (3) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or (2) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (1) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock), (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries, or (3) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the covenant of the Indenture entitled “Consolidation, Merger and Sale of Assets”; provided that “Asset Sale” shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions, (c) leases of real estate assets, (d) Permitted Investments (other than Investments in Cash Equivalents) or Restricted Investments made in accordance with the “Limitation on Restricted Payments” covenant, (e) any transaction comprising part of the REIT Conversion, and (f) any transactions that, pursuant to the “Limitation of Asset Sales” covenant, are defined not to be an “Asset Sale.”

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security and (b) the amount of such principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Blackstone Acquisition” means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

“Board” means (1) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation, (2) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue, (3) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue, (4) in the case of a limited liability company (a “LLC”), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue, and (5) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Contribution” means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Cash Equivalent” means (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (2) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, (3) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody’s and (4) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (1) through (3) inclusive; provided that the securities described in clauses (1) through (3) inclusive have a maturity of one year or less after the date of acquisition.

“Change of Control” means (1) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or HMC (for so long as Host or HMC is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or HMC for so long as Host or HMC is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, (3) during any period of 12 consecutive months after the Issue Date (for so long as Host or HMC is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or HMC (together with any new Persons (i) whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved, and (ii) who are members of the Board (A) who were nominated by a shareholder or group of shareholders of

Host or HMC for election to such Board, and (B) whose nomination as a member of such Board was included in the definitive proxy statement of Host or HMC, as applicable, pursuant to (I) Rule 14a-11 under the Securities Exchange Act of 1934, as amended, or any successor rule or similar requirement, or (II) a requirement in the bylaws of Host or HMC, to include in its proxy solicitation materials, a Person nominated for election to the Board by a shareholder or group of shareholders) cease for any reason to constitute a majority of the Board of Host or HMC, as applicable, then in office, or (4) HMC ceases to be a general partner of the Operating Partnership or ceases to control the Company; provided, however, that neither (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host’s or HMC’s other Subsidiaries, nor (y) the REIT Conversion (or any element thereof) shall, in and of itself, constitute a Change of Control for purposes of this definition.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Closing Date” means August 5, 1998.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Company” means Host Hotels & Resorts, L.P., and its successors and assigns (and, from the Issue Date to the consummation of the Merger, HMH Properties, Inc., and its successors and assigns).

“Consolidated” or “consolidated” means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that (1) “consolidation” will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person and (2) “consolidation” will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein). The terms “consolidated” and “consolidating” have correlative meanings to the foregoing.

“Consolidated Coverage Ratio” of any Person on any Transaction Date means the ratio, on a pro forma basis, of (1) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (2) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person’s Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (a) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (b) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (c) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, (d) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (e) whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculation shall be determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated EBITDA” means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication:

(1)	the sum of:

(a)	Consolidated Interest Expense;

(b)	provisions for taxes based on income (to the extent of such Person’s proportionate interest therein);

(c)	depreciation and amortization expense (to the extent of such Person’s proportionate interest therein);

(d)	any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person’s proportionate interest therein);

(e)	any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person’s proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that:

1.	such dividends or distributions are not included in the Consolidated Net Income of such Person for such period, and

2.	the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (e), do not exceed the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined;

(f)	any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (2) of this definition; and

(g)	any nonrecurring expenses incurred in connection with the REIT Conversion,

minus:

(2)	the sum of:

(a)	all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person’s proportionate interest therein) for such period; and

(b)	any cash expenditures of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) during such period to the extent such cash expenditures (i) did not reduce the Consolidated Net Income of such Person or a Consolidated Subsidiary of such Person for such period and (ii) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person’s proportionate interest therein) when reserved or accrued;

all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein).

“Consolidated Interest Expense” of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of: (1) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, as determined (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the debt securities as described herein or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including (a) original issue discount and noncash interest payments or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (2) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person’s proportionate interest therein, such Person’s Restricted Subsidiaries); provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (1) or (2)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that (1) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person, (2) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (3) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded, and (4) the net income, if positive, of any of such Person’s Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (2), (3) and (4), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

“Consolidated Subsidiary” means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

“Conversion Date” means December 29, 1998.

“Credit Facility” means the credit facility established pursuant to the Credit Agreement, dated as of November 22, 2011 among the Company, the other subsidiary borrowers named therein, Bank of America, N.A., as Administrative Agent, and other agents and lenders party thereto, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders (including by means of sales of debt securities to institutional investors) but excluding Indebtedness incurred under clause (l) of paragraph (4) of the covenant entitled “Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock.”

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is (1) required to be redeemed on or prior to the Stated Maturity of the debt securities for cash or property other than Qualified Capital Stock, (2) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the debt securities, or (3) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (1) or (2) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the debt securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the debt securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Debt Securities at the Option of Holders upon a Change of Control Triggering Event” covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such debt securities as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Debt Securities at the Option of Holders upon a Change of Control Triggering Event” covenants described below. With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons’ Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries. Notwithstanding anything to the contrary contained in this definition, (a) the QUIPs are not Disqualified Stock, (b) any Capital Stock issued by the Operating Partnership to HMC shall not be deemed to be Disqualified Stock solely by reason of a right by HMC to require the Company to make a payment to it sufficient to enable HMC to satisfy its concurrent obligation with respect to Capital Stock of HMC, provided such Capital Stock of HMC would not constitute Disqualified Stock, and (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

“E&P Distribution” means (1) one or more distributions to the shareholders of Host and/or HMC of (a) shares of SLC and (b) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or HMC from time to time as being necessary to assure that Host and HMC have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which HMC’s election to be taxed as a REIT is effective and (2) the distributions from the Operating Partnership to (a) HMC necessary to enable HMC to make the distributions described in clause (1) and (b) holders of Units (other than HMC) required as a result of or a condition to such distributions made pursuant to clause (2)(a).

“Equity Offering” means any public or private sale of (i) Qualified Capital Stock by the Company or (ii) Capital Stock by HMC where the Net Cash Proceeds of such sale are contributed to the Company as a Capital Contribution substantially concurrently therewith, and in each case, other than public offerings registered on Form S-8.

“Excluded Person” means, in the case of the Company, Host, HMC or any Wholly Owned Subsidiary of Host or HMC.

“Exempted Affiliate Transaction” means each of the following (1) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company, (2) payments of reasonable fees and expenses to the members of the Board, (3) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (4) Permitted Tax Payments, (5) Permitted Sharing Arrangements, (6) Procurement Contracts, (7) Operating Agreements, (8) Restricted Payments permitted under the “Limitation on Restricted Payments” covenant, (9) any and all elements of the REIT Conversion and (10) any Affiliate Transaction involving aggregate consideration of less than $1.0 million in any 12 month period.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined: (1) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction or (2) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

“Fifty Percent Venture” means a Person (1) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests; (2) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means; and (3) which is not consolidated for financial reporting purposes with the Company under GAAP.

“FF&E” means furniture, fixtures and equipment, and other tangible personal property other than real property.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“Funds From Operations” for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date (August 5, 1998), including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America. See “—U.S. GAAP for Covenant Calculations” for a discussion of the implications for using 1998 GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“HMC” means Host Hotels & Resorts, Inc., a Maryland corporation and the successor by merger to Host, which is the sole general partner of the Operating Partnership following the REIT Conversion, and its successors and assigns.

“HMC Merger” means the merger of Host with and into HMC, with HMC surviving the merger, which merger occurred on December 29, 1998.

“HMH Properties” means HMH Properties, Inc., a Delaware corporation, which was merged into the Operating Partnership on December 16, 1998.

“Host” means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person means, without duplication, (1) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers’ acceptances, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (2) all net obligations of such Person under Interest Swap and Hedging Obligations; and (3) all liabilities and obligations of others of the kind described in the preceding clause (1) or (2) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described below, (1) “Investment” shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity, (2) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (3) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

“Investment Grade” means a rating of the debt securities by both S&P and Moody’s, each such rating being in one of such agency’s four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided in each case such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the debt securities are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

“Issue Date” means August 5, 1998.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

“Limited Partner Note” means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership elected to receive at the time of the Partnership Mergers instead of or in exchange for Units.

“Make-Whole Premium” means, with respect to any note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date), discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the principal amount of the note being redeemed.

“Marriott International” means Marriott International, Inc., a Delaware corporation, and its successors and assigns.

“Merger” means the merger of HMH Properties with and into the Operating Partnership, with the Operating Partnership as the surviving entity, which merger occurred on December 16, 1998.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, (1) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all Taxes (including Taxes of HMC) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the debt securities or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (e) any Permitted REIT Distributions related to such Asset Sale (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s (direct or indirect) percentage ownership interest in such Person) and (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountant’s fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company’s (direct or indirect) percentage ownership interest in such Person).

“Net Investments” means, with respect to any referenced category or group of Investments, (1) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company’s proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date, minus (2) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company’s proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date; and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

“Non-Conforming Assets” means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize HMC’s status as a REIT.

“Non-Consolidated Entity” means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

“Non-Consolidated Restricted Entity” means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

“Non-Controlled Entity” means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

“Offering” means the offering of the debt securities for sale by the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company or Subsidiary Guarantor, as applicable, by an officer of the Company or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

“Old Notes” means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

“Operating Agreements” means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

“Operating Partnership” means Host Hotels & Resorts, L.P., a Delaware limited partnership.

“Parent” of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

“Partnership Mergers” means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

“Paying Agent” means, until otherwise designated, the Trustee.

“Permitted Investment” means any of the following: (1) an Investment in Cash Equivalents; (2) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an “Acquired Person”) if, as a result of such Investments, (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company, or (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (3) an Investment in a Person, provided that (a) such Person is principally engaged in a Related Business, (b) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person’s governing board or otherwise and (c) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause subsequent to the Issue Date would exceed 10% of Total Assets; (4) Permitted Sharing Arrangement Payments; (5) securities received in connection with an Asset Sale so long as such Asset Sale complied with the Indenture including the covenant “Limitation on Asset Sales” (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (2) of the first paragraph of the “Limitation on Asset Sales” covenant); (6) Investments in the Company or in Restricted Subsidiaries of the Company; (7) Permitted Mortgage Investments; (8) any Investments constituting part of the REIT Conversion; and (9) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company’s proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (3) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company’s proportionate ownership interest therein).

“Permitted Lien” means any of the following: (1) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (2) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 30 days, and (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (3) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (4) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (5) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (6) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; and (7) Liens securing on an equal and ratable basis the debt securities and any other Indebtedness.

“Permitted Mortgage Investment” means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets; provided that (1) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements, (2) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means, or (3) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (1) and (2) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

“Permitted REIT Distributions” means, so long as HMC believes in good faith after reasonable diligence that HMC qualifies as REIT under the Code, a declaration or payment of any dividend or the making of any distribution:

(1)	to HMC equal to the greater of:

(A)	the amount estimated by HMC in good faith after reasonable diligence to be necessary to permit HMC to distribute to its shareholders with respect to any calendar year (whether made during such year or after the end thereof) 100% of the “real estate investment trust taxable income” of HMC within the meaning of Code Section 857(b)(2), determined without regard to deductions for dividends paid and the exclusions set forth in Code Sections 857(b)(2)(C), (D), (E) and (F) but including therein all net capital gains and net recognized built-in gains within the meaning of Treasury Regulations 1.337(d)-6 (whether or not such gains might otherwise be excluded or excludable therefrom); or

(B)	the amount that is estimated by HMC in good faith after reasonable diligence to be necessary either to maintain HMC’s status as a REIT under the Code for any calendar year or to enable HMC to avoid the payment of any tax for any calendar year that could be avoided by reason of a distribution by HMC to its shareholders, with such distributions to be made as and when determined by HMC, whether during or after the end of the relevant calendar year;

in either the case of (A) or (B) if:

(a)	the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company; and

(b)	no Default or Event of Default shall have occurred and be continuing; and

(2)	to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to HMC.

“Permitted REIT Payments” means, without duplication, payments to HMC and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit HMC and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

“Permitted Sharing Arrangements” means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and (ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

“Permitted Sharing Arrangements Payment” means payments under Permitted Sharing Arrangements.

“Permitted Tax Payments” means payment of any liability of the Company, Host, HMC or any of their respective Subsidiaries for Taxes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Private Partnership” means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, was partially but not Wholly Owned by Host or one of its Subsidiaries.

“Private Partnership Acquisition” means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

“Procurement Contracts” means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

“Pro Rata Share” means “PRS” where:

PRS equals CR divided by TC multiplied by OPTC

where:

CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries.

TC equals the total contribution to the equity of the issuing Restricted Subsidiary made by the Company and its Restricted Subsidiaries, and

OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

“Public Partnerships” mean, collectively, (1) Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (with which HMC Atlanta Merger Limited Partnership was merged); (2) Desert Springs Marriott Limited Partnership, a Delaware limited partnership (with which HMC Desert Merger Limited Partnership was merged); (3) Hanover Marriott Limited Partnership, a Delaware limited partnership (with which HMC Hanover Merger Limited Partnership was merged); (4) Marriott Diversified American Hotels, L.P., a Delaware limited partnership (with which HMC Diversified Merger Limited Partnership was merged); (5) Marriott Hotel Properties Limited Partnership, a Delaware limited partnership (with which HMC Properties I Merger Limited Partnership was merged); (6) Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership (with which HMC Properties II Merger Limited Partnership was merged); (7) Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership (with which HMC Chicago Merger Limited Partnership was merged); (8) Potomac Hotel Limited Partnership, a Delaware limited partnership (with which HMC Potomac Merger Limited Partnership was merged); and (9) Marriott Suites Limited Partnership, a Delaware limited partnership (with which MS Merger Limited Partnership was merged); or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

“Qualified Assets” means (1) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of Host, HMC and each other Parent of the Company substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company; and (2) other assets related to corporate operations of Host, HMC and each other Parent of the Company which are de minimis in relation to those of Host, HMC and each other Parent of the Company and their Restricted Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of “Disqualified Stock,” also includes any Capital Stock of a Restricted Subsidiary, HMC or any Parent of the Company that is not Disqualified Stock.

“Qualified Exchange” means (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (2) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

“QUIPs” means the 6 3/4% Convertible Preferred Securities issued by Host Marriott Financial Trust, a statutory business trust.

“QUIPs Debt” means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

“Rating Agencies” means (i) S&P and (ii) Moody’s or (iii) if S&P or Moody’s or both shall not make a rating of all of the debt securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means currently (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used in another Rating Agency. In determining whether the rating of the debt securities has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of: (1) a Change of Control and (2) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Rating Decline” means the occurrence, on or within 90 days after the earliest to occur of (1) a Change of Control and (2) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of (a) in the event the debt securities are rated by either Moody’s or S&P on the Rating Date as Investment Grade, a decrease in the rating of the debt securities by either of such Rating Agencies to a rating that is below Investment Grade, or (b) in the event the debt securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the debt securities by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

“real estate assets” means real property and all FF&E associated or used in connection therewith.

“Reference Period” with regard to any Person means the four full fiscal quarters (for which internal financial statements are available) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the securities or the Indenture.

“Refinancing Indebtedness” means Indebtedness or Disqualified Stock: (1) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part or (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a “Refinancing”), any Indebtedness or Disqualified Stock in a principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, not to exceed (a) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced; plus (b) all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing and (y) be subordinated in right of payment to the rights of holders of the debt securities if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

“REIT Conversion” means the various transactions which were carried out in connection with Host’s conversion to a REIT, as generally described in the S-4 Registration Statement, including without limitation

(1) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries; (2) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes); (3) the Partnership Mergers; (4) the Private Partnership Acquisitions; (5) the issuance of Limited Partner Notes in connection with the foregoing; (6) the Blackstone Acquisition; (7) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets; (8) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries; (9) the HMC Merger; (10) the E&P Distribution; and (11) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit HMC to elect to be treated as a REIT for Federal income tax purposes.

“Related Business” means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

“Restricted Payment” means, with respect to any Person (but without duplication), (1) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person, (2) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person, (3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (4) any Restricted Investment by such Person, and (5) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members; provided, however, that the term “Restricted Payment” does not include (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock; (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries; (c) Permitted Tax Payments; (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made; (e) the retirement of Units upon conversion of such Units to Capital Stock of HMC; (f) any transactions comprising part of the REIT Conversion; (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations; (h) Permitted REIT Payments; (i) payments in accordance with the existing terms of the QUIPs; and (j) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company that qualifies as a REIT not exceeding $10 million in any calendar year by all such Restricted Subsidiaries and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligation with respect thereto.

“Restricted Subsidiary” means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

“S-4 Registration Statement” means the registration statement of the Operating Partnership on Form S-4, filed with the Commission on June 2, 1998, as amended and supplemented.

“Secured Indebtedness” means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect as of the Issue Date.

“SLC” means HMC Senior Communities, Inc., a Delaware corporation, and its successor Crestline Capital Corporation, a Maryland corporation, and its successors and assigns.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means: (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the debt securities or a Subsidiary Guarantee thereof, as applicable.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, (2) any partnership (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest or (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated, (3) any Non-Controlled Entity and (4) any Fifty Percent Venture.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of principal, premium and interest on the debt securities by such Subsidiary Guarantor. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor and will be full and unconditional regardless of the enforceability of the debt securities and the Indenture.

“Subsidiary Guarantors” means any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of the Indenture, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the Indenture. There are currently no Subsidiary Guarantors.

“Subsidiary Indebtedness” means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company’s proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

“Tax” or “Taxes” means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

“Total Assets” means the sum of: (1) Undepreciated Real Estate Assets and (2) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).

“Total Unencumbered Assets” as of any date means the sum of: (1) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (2) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).

“Transaction Date” means, with the respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Yield” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the notes, provided that if the average life of the notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).

“Units” means the limited partnership units of the Operating Partnership.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that: (1) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation; (2) either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under the “Limitation on Restricted Payments” covenant described below; and (3) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under the “Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock” and “Limitation on Restricted Payments” covenants. The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted

Subsidiary; provided that: (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of the Indenture. Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

Covenants

The Indenture contains, among others, the covenants set forth below. These covenants may be modified by supplemental indenture for any series of debt securities prior to issuance.

Repurchase of Debt Securities at the Option of the Holder Upon a Change of Control Trigger Event

Upon the occurrence of a Change of Control Triggering Event, each holder of debt securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s debt securities pursuant to the unconditional, irrevocable offer to purchase described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the “Change of Control Payment”) on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the “Change of Control Payment Date”).

On or before the Change of Control Payment Date, we will: (1) accept for payment debt securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest) of all debt securities so tendered and (3) deliver to the Trustee debt securities so accepted together with an Officer’s Certificate listing the aggregate principal amount of the debt securities or portions thereof being purchased by the Company. The Paying Agent will promptly deliver or cause to be delivered to the holders of debt securities so accepted payment in an amount equal to the Change of Control Payment, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. Any debt securities not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

The provisions of the Indenture relating to a Change of Control Triggering Event may not afford the holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect holders, if such transaction does not constitute a Change of Control Triggering Event, as defined. In addition, the Company may not have sufficient financial resources available to fulfill its obligation to repurchase the debt securities upon a Change of Control Triggering Event.

Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Notice and Selection,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer or other conveyance of “all or substantially all” of the assets of the Company, Host or HMC, on a consolidated basis. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the debt securities to require the Company to repurchase such debt securities as a result of a sale, transfer or other conveyance of less than all of the Company’s, Host’s or HMC’s assets, on a consolidated basis, to another Person or group may be uncertain.

Limitation on Incurrences of Indebtedness and Issuances of Disqualified Stock

(1) The Indenture will provide that, except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom, (a) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of Adjusted Total Assets of the Company and (b) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1.0, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

(2) In addition to the foregoing limitations set forth in (1) above, except as set forth below, the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

(3) In addition to the limitations set forth in (1) and (2) above, the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (4)(c) hereof or otherwise)

determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Restricted Subsidiaries).

(4) Notwithstanding paragraphs (1) or (2), the Indenture will provide that the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following: (a) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under the “Limitation on Asset Sales” covenant (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount); (b) Indebtedness or Disqualified Stock owed (A) to the Company or (B) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (b); (c) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (a), (b), (d), (f), (h), (l) or (n) of this paragraph) and any refinancings thereof; (d) Indebtedness (i) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business, (ii) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements (A) are designed solely to protect the Company, the Subsidiary Guarantors or any of the Company’s or their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (B) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or (iii) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on a consolidated basis in connection with such disposition; (e) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (i) used to purchase all of the debt securities tendered in a Change of Control Offer made as a result of a Change of Control or (ii) deposited to defease the debt securities as described below under “Legal Defeasance and Covenant Defeasance”; (f) Guarantees of the debt securities and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of the Company’s or their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of the Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary; (g) Indebtedness evidenced by the debt securities and the Guarantees thereof and represented by the Indenture up to the amounts issued pursuant thereto as of the Issue Date; (h) the QUIPs Debt; (i) Limited Partner Notes, (j) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion, (k) Acquired Indebtedness assumed in connection with an Asset Acquisition if, on the date of any such Incurrence, the Consolidated Coverage Ratio of the Person or asset or assets so acquired would be greater than or equal to 2.0 to 1.0; provided however, that an acquisition within the meaning of clause (2) of the definition of “Asset Acquisition,” will be deemed to be an acquisition of a Person for purposes of determining such Consolidated Coverage Ratio, (l) Secured Indebtedness in an aggregate principal amount (or accreted value, if applicable) at any time outstanding, not to exceed $400 million, provided, however, that (i) the Incurrence of such Secured Indebtedness is otherwise permitted pursuant to paragraph (2) above and (ii) the proceeds of such Secured Indebtedness are used substantially concurrently to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount), (m) Indebtedness Incurred by Foreign Subsidiaries in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $300 million and (n) additional Indebtedness in an aggregate principal amount (or accreted value, if applicable) at any time outstanding, not to exceed $150 million.

(5) For purposes of determining any particular amount of Indebtedness under this covenant, (a) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (a) of paragraph (4) of this covenant and (b) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness.

(6) For purposes of determining compliance with this covenant, (a) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses, (b) the Company will be entitled at the time of Incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above, and with respect to any Indebtedness Incurred pursuant to any specific clause under paragraph (4) above, the Company may, after such Indebtedness is Incurred reclassify all or a portion of such Indebtedness under a different clause of paragraph (4) and (c) Indebtedness under clauses (m) and (n) of paragraph (4) of this covenant shall be reclassified automatically as having been incurred pursuant to paragraph 1 of this covenant if at any date after such Indebtedness is Incurred, such Indebtedness could have been Incurred under paragraph 1 of this covenant, but only to the extent such Indebtedness could have been so Incurred.

Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness the Company and the Subsidiary Guarantors may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Liens

Neither we, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility or the existing senior notes by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility or the existing senior notes unless effective provision is made to secure the notes equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility or existing senior notes is secured by such Lien.

Limitation on Restricted Payments

The Indenture will provide that the Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under paragraph (1) of the “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication, (a) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date, (b) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the debt securities or Equity Offerings to the extent used to redeem debt securities in compliance with the provisions set forth under the caption “Optional Redemption”), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the debt securities) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions, exclusive of Capital Contributions to the extent used to redeem debt securities in compliance with the provisions set forth under the caption “Optional Redemption”, (c) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), (d) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock and (e) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date.

Notwithstanding the foregoing, (A) for purposes of determining whether the Company, the Subsidiary Guarantors and the Company’s and their respective Restricted Subsidiaries may make a Restricted Payment representing the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person constituting Preferred Stock, the Company’s Consolidated Coverage Ratio contemplated by clause (b) of paragraph (1) of the “Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, shall be greater than or equal to 1.7 to 1 and (B) the Company may make Permitted REIT Distributions.

Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors

The Indenture will provide that the Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries, (2) pay any Indebtedness owed to the Company or any Subsidiary Guarantor, (3) make loans or advances to the Company or any Subsidiary Guarantor, or (4) transfer its property or assets to the Company or any Subsidiary Guarantor.

The foregoing provisions shall not prohibit any encumbrances or restrictions: (1) imposed under the Indenture as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (2) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets); (3) existing under or by reason of applicable law; (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (5) in the case of clause (4) of the first paragraph of this covenant, (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole; (6) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (b) the encumbrance or restriction is not materially more disadvantageous to the holders of the debt securities than is customary in comparable financings (as determined by the Company) and (c) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the debt securities, (8) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause (4) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced, (9) imposed under purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (4) of the preceding paragraph, (10) by reason of provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of our Board of Directors and not otherwise prohibited by the Indenture, which limitation is applicable only to the assets that are the subject of such agreements and which do not detract from the value of our property or assets or the value of property or assets of any Restricted Subsidiary in any manner material to us and our Restricted Subsidiaries, taken as a whole or (11) by reason of restrictions on cash or other deposits or net worth imposed by hotel managers or other customers under contracts entered into in the ordinary course of business.

Nothing contained in this covenant shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from (a) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by the “Limitation on Liens” covenant or (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

The foregoing covenant will only apply at such time as the debt securities are Guaranteed by any Subsidiary Guarantors.

Limitation on Transactions with Affiliates

The Indenture will provide that neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries (“Affiliate Transactions”), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate.

The foregoing limitation does not limit, and shall not apply to (1) transactions approved by a majority of the Board of the Company; (2) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company; (3) any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant or any payments specifically exempted from the definition of Restricted Payments; and (4) Permitted REIT Payments. Notwithstanding the foregoing, prior to engaging in any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses (2) through (4) of this paragraph, (a) with an aggregate value in excess of $25 million, the Company must deliver to the trustee an Officer’s Certificate certifying that the transaction complies with the first paragraph of this covenant, (b) with an aggregate value in excess of $50 million, must first be approved pursuant to a Board Resolution set forth in the Company’s Officer’s Certificate certifying that the transaction complies with the first paragraph of this covenant and that the transaction has been approved by a majority of our Board who are disinterested in the subject matter of the transaction and (c) with an aggregate value in excess of $250 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $250 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

Limitation on Asset Sales

The Indenture will provide that the Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless (1) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company in good faith and (2) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (2) the amount of (a) any Indebtedness (other than Indebtedness subordinated in right of payment to the debt securities or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (b) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

In the event that the aggregate Net Cash Proceeds received by the Company, the Subsidiary Guarantors and the Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (such 12 consecutive month period, an “Asset Sale Period” ) exceed 5% of Total Assets (determined as of the date closest to the commencement of such Asset Sale Period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the Securities and Exchange Commission or provided to the trustee pursuant to the “Reports” covenant), then during the period commencing 180 days prior to the commencement of such Asset Sale Period and running through the date that is 12 months after the date Net Cash Proceeds so received exceeded 5% of Total Assets, an amount equal to the Net Cash Proceeds received during such Asset Sale Period must have been or must be: (1) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing an amount equal to the Net Cash Proceeds are, in fact, so invested, within an additional 180 days,

(a) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction, (b) Permitted Mortgage Investments or (c) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with an Investment specified in clause (c) of this subsection, such entity becomes a Restricted Subsidiary or (2) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount). Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. Any Net Cash Proceeds from Asset Sales that are not or were not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute “Excess Proceeds.”

Within 30 days following each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase from the holders of the debt securities and holders of any other Indebtedness of the Company ranking pari passu with the debt securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of debt securities and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount (or accreted value, as applicable) of the debt securities and such other Indebtedness, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate amount of debt securities and other senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of debt securities and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the debt securities to be purchased and such other Indebtedness shall be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Notwithstanding, and without complying with, any of the foregoing provisions:

(1) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

(2) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the “Consolidation, Merger and Sale of Assets” and “Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors” covenants in the Indenture;

(3) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

(4) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

No transaction listed in clauses (1) through (4) inclusive shall be deemed to be an “Asset Sale.”

Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors

The Indenture will provide that no Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor’s obligations under such Subsidiary Guarantor’s Guarantee under the Indenture on the terms set forth in the Indenture; and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

Notwithstanding the foregoing, the Guarantee of the debt securities by a Subsidiary Guarantor shall be automatically released upon (a) the sale or other disposition of Capital Stock of such Subsidiary Guarantor if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company, (b) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company, (c) a Legal Defeasance or Covenant Defeasance or (d) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

The foregoing convent will only apply at such time as the debt securities are Guaranteed by any Subsidiary Guarantors.

Limitation on Status as Investment Company

The Indenture will prohibit the Company and its Restricted Subsidiaries from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended).

Covenants upon Attainment and Maintenance of an Investment Grade Rating

The covenants “—Limitation on Incurrences of Indebtedness and Issuance of Disqualified Stock,” “—Limitation on Liens,” “—Limitation on Restricted Payments,” “—Limitation on Dividend and Other Payment Restrictions Affecting Subsidiary Guarantors,” “—Limitation on Transactions with Affiliates” and “—Limitation on Asset Sales,” will not be applicable in the event, and only for so long as, the debt securities are rated Investment Grade.

Notwithstanding the foregoing, in the event that one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the debt securities below the required Investment Grade, the foregoing covenants will be reinstated as of and from the date of such withdrawal or ratings downgrade. Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitations on Restricted Payments” covenant had been in effect since the Issue Date except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the debt securities will ever achieve an Investment Grade rating or that any such rating will be maintained.

U.S. GAAP for Covenant Calculations

The accounting for covenant compliance is based on U.S. generally accepted accounting standards effective as of December 31, 1998. The financial statements incorporated by reference into this prospectus reflect current accounting standards, which include significant changes to the treatment of business combinations, the fair value of financial instruments, the valuation of intangible assets and liabilities, the treatment of gains and losses of the extinguishment of debt as interest expense as well as imputed interest expense relating to the Company’s exchangeable debentures as a result of an accounting change in 2009. As a result, the value of amounts used in the calculation of the Company’s covenants such as interest expense, the recorded value of debt acquired or assumed, and total assets will be different from amounts presented in our financial statements.

Unrestricted Subsidiaries

The Company’s subsidiaries (including the Company’s non-guarantor subsidiaries) are subject to the restrictive covenants in the Indenture. However, in certain circumstances, the Company is permitted to designate certain subsidiaries as unrestricted subsidiaries. These unrestricted subsidiaries are not subject to the restrictive covenants (unless they are guarantors) and may engage in transactions to sell or otherwise dispose of or encumber their assets, including by incurring certain liens on the assets, or incur additional indebtedness without complying with the restrictive covenants in the Indenture. If the Company were to designate additional subsidiaries as unrestricted subsidiaries, neither the EBITDA generated by nor the interest expense allocated to these entities would be included in the Company’s ratio calculations. In connection with the Company’s financing strategy, the Company may designate certain subsidiaries as unrestricted subsidiaries in accordance with the provisions of the Indenture.

Reports

The Indenture will provide that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each holder, within 15 days after it is or would have been required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the Commission, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and will make such information available to securities analysts and prospective investors upon request.

Events of Default

The Indenture will define an Event of Default with respect to any series of debt securities as (1) the failure by the Company to pay any installment of interest on the debt securities of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days, (2) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the debt securities of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, (3) the failure by the Company or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the debt securities of that series or the Indenture with respect to that series of debt securities and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding, (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (5) a default in (a) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (b) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $150 million, in either case, (A) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity; (6) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days; and (7) any other Event of Default with respect to debt securities of that series, which is specified in a Board Resolution, a supplemental indenture or an Officer’s Certificate, in accordance with the

Indenture. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the holders written notice of such default; provided that the Trustee may withhold from holders of the debt securities notice of any continuing Default or Event of Default (except a Default or Events of Default relating to the payment of principal or interest on the debt securities of that series) if it determines that withholding notice is in their interest.

If an Event of Default with respect to the debt securities of any series occurs and is continuing (other than an Event of Default specified in clause (4), above, relating to the Company), then either the Trustee or the holders of 25% in aggregate principal amount of the debt securities of that series then outstanding, by notice in writing to the Company (and to the Trustee if given by holders) (an “Acceleration Notice”), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (4) above relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding debt securities without any declaration or other act on the part of Trustee or the holders. The holders of a majority in aggregate principal amount of debt securities of any series generally are authorized to rescind such acceleration if all existing Events of Default with respect to the debt securities of such series, other than the non-payment of the principal of, premium, if any, and interest on the debt securities of that series which have become due solely by such acceleration, have been cured or waived. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the Trustee in its exercise of any trust or power with respect to such series.

The holders of a majority in aggregate principal amount of the debt securities of a series at the time outstanding may waive on behalf of all the holders any default with respect to such series, except a default with respect to any provision requiring supermajority approval to amend, which default may only be waived by such a supermajority with respect to such series, and except a default in the payment of principal of or interest on any debt security of that series not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee security or indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the debt securities of any series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such series.

Consolidation, Merger and Sale of Assets

The Indenture provides that the Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless: (1) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company, on the debt securities and under the Indenture; (2) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with the foregoing, the successor Person formed by such consolidation or into which the

Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the debt securities and the Indenture.

Legal Defeasance and Covenant Defeasance

The Indenture will provide that the Company may, at its option, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding debt securities of any series (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series and Guarantees thereof, except as to (1) rights of holders to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust funds; (2) the Company’s obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and (4) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect, with respect to any series of debt securities, to have the obligations of the Company, the Guarantors and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to any series of debt securities, (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, U.S. legal tender, noncallable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such debt securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such debt securities; (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) no Default or Event of Default shall have occurred with respect to such series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (6) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such debt securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (7) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the conditions precedent provided for have been complied with.

Amendments, Supplements and Waivers

The Indenture will contain provisions permitting the Company, the Subsidiary Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. Subject to certain limited exceptions, modifications and amendments of the Indenture or any supplemental indenture with respect to any series of debt securities may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (except that any amendments or supplements to the provisions relating to security interests or with respect to the Guarantees of the Subsidiary Guarantors shall require the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the debt securities of such series at the time outstanding); provided that no such modification or amendment may, without the consent of each holder affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any debt security, (2) reduce the principal amount of, or premium, if any, or interest on, any debt security, (3) change the place of payment of principal of, or premium, if any, or interest on, any debt security, (4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any debt security, (5) reduce the above-stated percentages of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture, (6) waive a default in the payment of principal of, premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities of any series and a waiver of the payment default that resulted from such acceleration), (7) alter the provisions relating to the redemption of the debt securities at the option of the Company, (8) reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (9) make the debt securities subordinate in right of payment to any other Indebtedness.

No Personal Liability of Partners, Stockholders, Officers, Directors

No recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, or the Subsidiary Guarantors in the Indenture, or in any of the debt securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

PLAN OF DISTRIBUTION

We may sell any series of the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	through agents to the public or to institutional investors; or

•	in any combination of the above.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic “Dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Each series of securities will be a new issue of securities and, unless it is a reopening of an existing series of securities, will have no established trading market. Unless otherwise stated in a prospectus supplement, the securities will not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters with respect to the debt securities will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. If the offered securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The (i) consolidated financial statements of Host Hotels & Resorts, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, the schedule of Real Estate and Accumulated Depreciation as of December 31, 2011, and management’s assessment of the effectiveness of Host Hotels & Resorts, Inc.’s internal control over financial reporting as of December 31, 2011, and (ii) consolidated financial statements of Host Hotels & Resorts, L.P. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and the schedule of Real Estate and Accumulated Depreciation as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$400,000,000

Host Hotels & Resorts, L.P.

3.750% Series D Senior Notes due 2023

P R O S P E C T U S S U P P L E M E N T

J.P. Morgan

Goldman, Sachs & Co.

BofA Merrill Lynch

Deutsche Bank Securities

BNY Mellon Capital Markets, LLC

Credit Agricole CIB

Scotiabank

Wells Fargo Securities

Credit Suisse

Morgan Stanley

PNC Capital Markets LLC

RBC Capital Markets

Regions Securities LLC

March 19, 2013